                                   8009-00-00


                  AUTOMATIC RISK PREMIUM REINSURANCE AGREEMENT


                                     BETWEEN


             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
                    (HEREINAFTER CALLED THE "CEDING COMPANY")
                            WORCESTER, MASSACHUSETTS


                                       and


                  REINSURANCE COMPANY OF MISSOURI, INCORPORATED
                      (HEREINAFTER CALLED THE "REINSURER")
                            ST. LOUIS, MISSOURI, USA


                   THIS AGREEMENT IS EFFECTIVE JANUARY 1, 2001

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                                TABLE OF CONTENTS

ARTICLE      TITLE                                                      PAGE
-------      -----                                                      ----
   I         Parties to the Agreement                                     3
   II        Commencement, Termination and Continuance of Reinsurance     3
  III        Scope                                                        4
   IV        Coverage                                                     5
   V         Liability                                                    5
   VI        Recapture                                                    5
  VII        Reinsurance Premiums And Allowances                          6
  VIII       Reserves                                                     6
   IX        Terminations, Reductions And Increases                       6
   X         Policy Alterations                                           7
   XI        Policy Administration And Premium Accounting                 8
  XII        Claims                                                       9
  XIII       Arbitration                                                 10
  XIV        Insolvency                                                  11
   XV        Right To Inspect                                            12
  XVI        Unintentional Errors, Misunderstandings Or Omissions        12
  XVII       Choice of Law, Forum and Language                           12
 XVIII       Alterations to the Agreement                                13
  XIX        Execution of the Agreement                                  14

SCHEDULES
---------
    I        Reinsurance Specifications                                  15
    II       Business Covered                                            19
   III       Reinsurance Premiums                                        20
    IV       Limits                                                      23
    V        Reinsurance Specifications                                  24
    VI       Sample Policy Exhibit                                       25
   VII       Definitions                                                 26

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                      ARTICLE I -- PARTIES TO THE AGREEMENT

Reinsurance required by the Ceding Company will be assumed by the Reinsurer as described in the terms of this Agreement.

This is an Agreement solely between the Reinsurer and the Ceding Company. In no instance will anyone other than the Reinsurer or the Ceding Company have any rights under this Agreement, and the Ceding Company is and will remain solely liable to any insured, policyowner, or beneficiary under the Original Policies reinsured hereunder.

The current general and special Policy conditions, the premium schedules, and underwriting guidelines of the Ceding Company, applying to the business covered by this Agreement as set out in the Schedules, will form an integral part of this Agreement. Additions or alterations to any of these conditions or schedules will be reported to the Reinsurer without delay. In the case of significant changes, both parties to the Agreement must agree to the new reinsurance conditions.

      ARTICLE II - COMMENCEMENT, TERMINATION AND CONTINUANCE OF REINSURANCE

1.     AGREEMENT COMMENCEMENT

       Notwithstanding the date on which this Agreement is signed, this Agreement will take effect on the date shown in the attached Schedule I, and applies to business inforce on this date.

2.     AGREEMENT TERMINATION

       This Agreement will be in effect for an indefinite period.

3.     POLICY TERMINATION

       If a Policy is terminated by death, lapse, surrender or otherwise, the reinsurance will terminate on the same date. If premiums have been paid on the reinsurance for a period beyond the termination date, refunds will follow the terms as shown in Schedule I.

       If a Policy continues in force without payment of the cost of insurance fee during any days of grace pending its surrender, whether such continuance be as a result of a Policy provision or a practice of the Ceding Company, the reinsurance will also continue without payment of premium and will terminate on the same date as the Ceding Company's risk terminates.

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                              ARTICLE III -- SCOPE

1.     CURRENCY

       All reinsurance to which the provisions of this Agreement apply will be effected in the same currencies as that expressed in the Original Policies and as shown in Schedule I.

2.     THE REINSURER'S SHARE

       The Reinsurer's Share is as shown in Schedule I.

3.     BASIS OF REINSURANCE

       Plans of insurance listed in Schedule II will be reinsured on the basis described in Schedule I, using the rates given in the Rate Table as shown in Schedule III.

4.     REINSURANCE ALLOWANCES

       The Reinsurer will pay to the Ceding Company the reinsurance allowance, if any, as shown in Schedule III. If any reinsurance premiums or installments of reinsurance premiums are returned to the Ceding Company, any corresponding reinsurance allowance previously credited to the Ceding Company will be reimbursed to Reinsurer.

5.     POLICY FEES

       Policy fees, if any, are as shown in Schedule III.

6.     TAXES

       Taxes, if any, are shown in Schedule I.

7.     EXPERIENCE REFUND OR PROFIT COMMISSION

       If an experience refund or profit commission is payable under this Agreement, the conditions and formula are as shown in Schedule I.

8.     EXPENSE OF THE ORIGINAL POLICY

       The Ceding Company will bear the expense of all medical examinations, inspection fees and other charges incurred in connection with the original policy.

9.     DEFINITIONS

       General definitions for terms used in this Agreement are as shown in
       Schedule VII.

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                             ARTICLE IV -- COVERAGE

AUTOMATIC PROVISIONS

       For each risk on which reinsurance is ceded, only the currently non-reinsured portion of the net amount at risk will be ceded to the Reinsurer, subject to the limits given in Schedule IV.

       The Ceding Company must cede and the Reinsurer must automatically accept reinsurance, if all of the following conditions are met for each life:

       1.   The basic plan or supplementary benefit, if any, is shown in
            Schedule II; and

       2.   The risk was issued between January 1, 1998 and December 31, 2000.

       3.   The risk is a resident of the countries, as shown in Schedule I.

                             ARTICLE V -- LIABILITY

The liability of the Reinsurer for all claims will commence as of the Effective Date of this Agreement and will cease at the same time as the liability of the Ceding Company ceases.

                             ARTICLE VI -- RECAPTURE

The Ceding Company may recapture reinsurance inforce in accordance with the following rules:

1. No recapture will be made unless reinsurance has been in force for the minimum period shown in Schedule I.

2. Recapture will become effective on the policy anniversary date following written notification of the Ceding Company's intent to recapture.

3. If any reinsurance is recaptured, all reinsurance eligible for recapture, under the provisions of this Article, must be recaptured.

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               ARTICLE VII -- REINSURANCE PREMIUMS AND ALLOWANCES

1.     LIFE REINSURANCE

       Premiums for Life and Supplemental Benefit reinsurance will be as shown in Schedule III.

2.     SUBSTANDARD PREMIUMS

       Premiums will be increased by any (flat) extra premium or substandard premium as shown in Schedule III, charged the insured on the face amount initially reinsured. Premiums will be increased by any substandard premium as shown in Schedule III, charged the insured on the net amount at risk reinsured.

3.     SPECIAL RISKS

       The Reinsurer will receive a proportionate share of any extra premiums the Ceding Company may collect for the coverage of special risks (traveling, climate, occupation, etc.). This share will be based on the ratio between initial amount reinsured and the total initial benefits insured and will remain constant throughout the entire period of premium payment.

                            ARTICLE VIII -- RESERVES

Reserve requirements of the Ceding Company, if any, are as shown in Schedule I.

              ARTICLE IX -- TERMINATIONS, REDUCTIONS AND INCREASES

Terminations or reductions will take place in accordance with the following rules in order of priority:

1. Termination or reduction of a wholly reinsured policy will not affect other reinsurance inforce.

2. If the Policies are reinsured with multiple reinsurers, the reinsurance with the other reinsurers will be reduced first. The Reinsurer's coverage will not be reduced until all other reinsurance on the Policies has been terminated.

3. When a policy is reinstated, reinsurance will be reinstated as if the lapse or reduction had not occurred.

If the insurance reinsured under this Agreement increases:

1. and the increase is subject to new underwriting evidence, according to the Ceding Company's standard underwriting practices and guidelines, the reinsurance premium will be based on the issue age and risk class for the increase amount.

2. and the increase is due to changes in amount at risk due to fluctuation in the policy's cash value, the Reinsurer will accept automatically the increase in reinsurance at the current premium on the risk, not to exceed the automatic binding limit.

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                         ARTICLE X -- POLICY ALTERATIONS

1.     REINSTATEMENT

       Any policy originally reinsured in accordance with the terms and conditions of this Agreement by the Ceding Company may be automatically reinstated with the Reinsurer as long as the policy is reinstated in accordance with the terms and rules of the Ceding Company. The Ceding Company will pay the Reinsurer its share of amounts collected or charged for the reinstatement of such policies.

2.     EXCHANGES OR CONVERSIONS

       Exchanges or Conversions from a policy reinsured under this Agreement to a new policy -- either to a plan of insurance covered under this Agreement or to a plan of insurance not covered under this Agreement - will continue to be reinsured under this Agreement; the amount of reinsurance under this Agreement will not exceed the amount of the reinsurance on the original policy with the Reinsurer immediately prior to the exchange or conversion. Premiums will continue on a point-in-scale basis under the original terms.

Note: An original date policy Reissue will not be treated as a continuation of the original policy. It will be treated as a new policy and the original policy will be treated as Not Taken. All premiums previously paid to the Reinsurer for the original policy will be refunded to the Ceding Company. All premiums will be due on the new policy from the original issue date of the old policy.

Note: If the Ceding Company, its affiliates, successors or assignees, initiate a Re-Entry Program that would include any of the policies reinsured under this Agreement, the Ceding Company will immediately notify the Reinsurer of the terms and incentives offered in the Re-Entry Program. If the Reinsurer finds the terms and incentives offered in the Re-Entry Program acceptable, the Reinsurer will treat such policies as Exchanges or Conversions. For purposes of this Agreement, the term "Re-Entry" means any wholesale replacement or similar program.

3.     POLICY VALUES

       If the Ceding Company alters the policy values, (e.g. COI charges, credited rates, M&E fees, etc.) in such a way as could reasonably be construed as being intended to cause lapsation or replacement of the policies, then the Allowance Adjustments provision as shown in Schedule III will no longer apply. If the Reinsurer implements a change in the Rate Table Multiple in accordance with the Premium Adjustments provision of Schedule III, at a time which the Allowance Adjustments provision no longer applies, the Ceding Company may recapture business with ninety
       (90) days written notice to the Reinsurer. The Ceding Company will notify the Reinsurer of any changes to policy values on a timely basis.

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           ARTICLE XI -- POLICY ADMINISTRATION AND PREMIUM ACCOUNTING

1.     ACCOUNTING PERIOD AND PREMIUM DUE

       The Ceding Company will submit accounts to the Reinsurer, for reporting alterations, terminations, renewals, claims, and premium due, as shown in Schedules V and VI. Subject to change, accounts shall be submitted to the attention of:

                         Administrative Work Coordinator
                         Client Services
                         RCM Incorporated
                         P.O. Box 502192
                         St. Louis, MO 63150-2192

2.     ACCOUNTING ITEMS

       The accounts will contain a list of premiums due for the current accounting period, explain the reason for each premium payment, show premium subtotals adequate to use for premium accounting, including renewal year premiums and allowances. The account information should provide the ability to evaluate premium calculations and to establish reserves.

3.     REINSURANCE ADMINISTRATION REQUIREMENTS

       Reinsurance Administration Requirements are as shown in Schedule V.

4.     PAYMENT OF BALANCES

       The Ceding Company will pay any balance due the Reinsurer, at the same time as the account is rendered, but in all cases, by the Accounting and Premium Due frequency as shown in Schedule I. The Reinsurer will pay a balance due the Ceding Company, at the same time as the account is confirmed, however, at the latest, within thirty (30) days after receipt of the statement of account. Should the Reinsurer be unable to confirm the account in its entirety, the confirmed portion of the balance will be paid immediately. As soon as the account has been fully confirmed, the difference will be paid immediately by the debtor. All balances not paid within thirty (30) days of the due date shown on the statement will be in default.

5.     BALANCES IN DEFAULT

       The Reinsurer will have the right to terminate this Agreement, when balances are in default, by giving ninety (90) days written notice of termination to the Ceding Company. As of the close of the last day of this ninety (90) day notice period, the Reinsurer's liability for all risks reinsured under this Agreement will terminate. The first day of this ninety (90) day notice of termination, resulting from default as described in paragraph four of this Agreement, will be the day the notice is received in the mail by the Ceding Company, or if the mail is not used, the day it is delivered to the Ceding Company. If all balances in default are received within the ninety (90) day time period, the Agreement will remain in effect. The interest payable on balances in default is stipulated as shown Schedule I.

6.     OFFSET

       Any amounts due, by either of the parties to this Agreement, whether they arise out of this Agreement, or out of any other reinsurance relationship between the parties, may be offset against the claims of the other party. This right will continue to exist after the termination of this Agreement, or of any business relationship between parties.

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                              ARTICLE XII -- CLAIMS

Claims covered under this Agreement include only death claims, which are those due to the death of the insured on a policy reinsured and any additional benefits which are defined in accordance with the underlying policy and are reinsured under this Agreement.

1.     NOTICE

       The Ceding Company will promptly notify the Reinsurer of all claims.

2.     PROOFS

       In every case of loss, copies of the proofs obtained by the Ceding Company will be taken by the Reinsurer as sufficient. Copies thereof, together with proof of the amount paid on such claim by the Ceding Company will be furnished to the Reinsurer when requesting its share of the claim.

3.     PAYMENT OF BENEFITS

       The Reinsurer will pay its share of all payable claims, however, if the amount reinsured with the Reinsurer is more than the amount retained by the Ceding Company and the claim is contestable, all papers in connection with such claim, including all underwriting and investigation papers, must be submitted to the Reinsurer for recommendation before admission of any liability on the part of the Ceding Company. If the Reinsurer intends to contest a contestable claim, it shall notify the Ceding Company in writing within 10 business days after receiving such papers.

       If the Ceding Company believes a claim is payable but the Reinsurer recommends that said claim be contested, compromised or litigated, the Reinsurer shall be solely responsible and liable for all expenses, judgments and awards for extra-contractual damages arising out of the contest, compromise or litigation of said claim. In such case, the Ceding Company shall be responsible only for its share of the claim and claim expenses and shall have no further liability with respect to said claim.

       If the amount of insurance changes because of a misstatement of rate classification, the Reinsurer's share of reinsurance liability will change proportionately.

4.     CONTESTED CLAIMS

       The Ceding Company shall notify the Reinsurer of its intention to contest, compromise or litigate a claim. Before taking any such action, the Ceding Company shall promptly furnish its underwriting and claim files to the Reinsurer for its review and determination as to whether it agrees with the Ceding Company's proposed action.

       If the Reinsurer agrees with the Ceding Company's proposed action regarding the claim or fails to indicate its disagreement with the Ceding Company's proposed action in writing within 10 business days after receiving the underwriting and claim files, the Reinsurer shall be liable for and shall pay its proportionate share of settlement, judgment or award, including extra-contractual damages awarded against the Ceding Company, in connection with said claim.

       If the Reinsurer disagrees with the Ceding Company's proposed action, and believes the claim in question should be paid, the Reinsurer shall so advise the Ceding Company in writing within 10 business days after receiving the underwriting and claim files. The Reinsurer shall then return the underwriting file to the Ceding Company and promptly pay its share of the claim and claim expenses to the Ceding Company and shall have no further liability with respect to said claim.

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5.     EXTRA CONTRACTUAL OBLIGATIONS

       Except as indicated above, in no event will the following categories of expenses or liabilities be reimbursed:

       a.   Routine investigative or administrative expenses;

       b. Salaries of employees or other internal expenses of the Ceding Company or the original issuing companies;

       c. Extra contractual damages, including punitive damages and exemplary damages; or

       d. Expenses incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to policy proceeds or benefits.

                           ARTICLE XIII -- ARBITRATION

1.     GENERAL

       The parties agree to act in all things with the highest good faith. However, if the parties cannot mutually resolve a dispute or claim, which arises out of, or in connection with this Agreement, including formation and validity, and whether arising during, or after the period of this Agreement, the dispute or claim will be referred to arbitration tribunal (a group of three arbitrators), and settled through arbitration.

       The arbitrators will be individuals, other than from the contracting companies, including those who have retired, with more than ten (10) years insurance or reinsurance experience within the life insurance industry.

       The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law; there will be no appeal from their decision, and any court having jurisdiction of the subject matter, and the parties, may reduce that decision to judgment.

2.     NOTICE

       To initiate arbitration, either party will notify the other party by Certified Mail of its desire to arbitrate, stating the nature of the dispute and the remedy sought. The party to which the notice is sent, will respond to the notification in writing, within ten (10) days of its receipt.

3.     PROCEDURE

       Each of the two parties will appoint one arbitrator, and these two arbitrators will select the third arbitrator. Upon the selection of the third arbitrator, the arbitration tribunal will be constituted, and the third arbitrator will act as Chairman of the tribunal.

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       If either party fails to appoint an arbitrator within sixty (60) days after the other party has given notice of appointing an arbitrator, then the Arbitration Association, as shown in Schedule I, will appoint an arbitrator for the party that has failed to do so.

       The party that has failed to appoint an arbitrator will be responsible for all expenses levied by the Arbitration Association, for such appointment. Should the two arbitrators be unable to agree on the choice of the third arbitrator, then the appointment of this arbitrator is left to the Arbitration Association. Such expense shall be borne equal by each party to this Agreement.

       The tribunal, may in its sole discretion make orders and directions as it considers to be necessary for the final determination of the matters in dispute. Such orders and directions may be necessary with regard to pleadings, discovery, inspection of documents, examination of witnesses and any other matters relating to the conduct of the arbitration. The tribunal, will have the widest discretion permissible under the law, and practice of the place of arbitration, when making such orders or directions.

4.     ARBITRATION COSTS

       All costs of the arbitration will be determined by the tribunal, which may take into account the law and practice the place of arbitration, and in what manner arbitration costs will be paid, and by whom.

5.     PLACE OF ARBITRATION

       The place of arbitration is as shown in Schedule I.

6.     ARBITRATION SETFLEMENT

       The award of the tribunal, will be in writing, and binding upon the consenting parties.

                            ARTICLE XIV -- INSOLVENCY

In the event of the insolvency of the Ceding Company, all reinsurance will be payable directly to the liquidator, receiver, or statutory successor of the Ceding Company without diminution.

In the event of insolvency of the Ceding Company, the liquidator, receiver, or statutory successor will immediately give written notice to the Reinsurer of all pending claims against the Ceding Company on any policies reinsured. While a claim is pending, the Reinsurer may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses which it may deem available to the Ceding Company or its liquidator, receiver, or statutory successor. The expense incurred by the Reinsurer will be chargeable, subject to court approval against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more Reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the Ceding Company.

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Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against, either the Reinsurer or the Ceding Company, with respect to this Agreement or with respect to any other claim of one party against the other, are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid.

                         ARTICLE XV -- RIGHT TO INSPECT

Upon request the Ceding Company will furnish the Reinsurer with detailed information concerning the risks reinsured under this Agreement. In particular the Reinsurer will be entitled to request that:

1. Copies of the whole or part of any documents relating to the risks and their reinsurance be made available to the Reinsurer at its own expense;

2. During the Ceding Company's normal office hours, these documents will be made available to a representative of the Reinsurer who will be named in advance; notification of such visits will normally be given two weeks in advance and even in urgent cases at least forty-eight hours in advance; and

3. The Reinsurer will have this right of inspection as long as one of the two parties to this Agreement is claiming from the other.

       ARTICLE XVI -- UNINTENTIONAL ERRORS, MISUNDERSTANDINGS OR OMISSIONS

It is expressly understood and agreed that if failure to comply with any terms of this Agreement is hereby shown to be the result of an unintentional error, misunderstanding or omission, on the part of either the Ceding Company or the Reinsurer, both the Ceding Company and the Reinsurer, will be restored to the position they would have occupied, had no such error, misunderstanding or omission occurred, subject always to the correction of the error, misunderstanding or omission.

               ARTICLE XVII -- CHOICE OF LAW, FORUM, AND LANGUAGE

1.     CHOICE OF LAW AND FORUM

       While the parties anticipate that any disputes with respect to this Agreement will be resolved via arbitration pursuant to Article XIII, to the extent a question should arise as to which state's laws govern this Agreement, or which state has jurisdiction with respect thereto, the Agreement will in all respects be governed by and construed in accordance with the law and exclusive jurisdiction of the courts as shown in
       Schedule I.

2.     LANGUAGE

       The Parties hereto acknowledge and agree that, even though they may execute this Agreement in both an English version and in another language, as shown in Schedule I, the version as shown in Schedule I will control for all legal purposes in the event of any inconsistency between or disagreement between the two versions.

                  ARTICLE XVIII -- ALTERATIONS TO THE AGREEMENT

This reinsurance Agreement constitutes the entire Agreement between the parties, with respect to the business being reinsured hereunder, and there are no understandings between the parties other than as expressed in this Agreement. Any alterations to the provisions of this Agreement will be made by Amendment, Addenda or by correspondence attached to the Agreement embodying such alterations as may be agreed upon and signed by both parties. These documents will be regarded as part of this Agreement and will be equally binding.

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                    ARTICLE XIX -- EXECUTION OF THE AGREEMENT

IN WITNESS OF THE ABOVE,

             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY


                                       OF


                          WORCESTER, MASSACHUSETTS, USA

                                       AND

                  REINSURANCE COMPANY OF MISSOURI, INCORPORATED

                                       OF

                            ST. LOUIS, MISSOURI, USA

HAVE BY THEIR RESPECTIVE OFFICERS EXECUTED AND DELIVERED THIS AGREEMENT IN DUPLICATE ON THE DATES INDICATED BELOW:

ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY


BY: /s/                                 BY: /s/
    -----------------------------           ------------------------------

TITLE: Vice President & Actuary         TITLE:  5/30/2001
       --------------------------              ---------------------------

DATE: 5/30/2001                         DATE:   5/30/2001
      ---------------------------              ---------------------------


REINSURANCE COMPANY OF MISSOURI, INCORPORATED

BY: /s/
    ------------------------------------

TITLE: Executive Vice President
       ---------------------------------

DATE: 4/4/2001
      ----------------------------------

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                    SCHEDULE I -- REINSURANCE SPECIFICATIONS

      COMMENCEMENT, TERMINATION AND CONTINUANCE OF REINSURANCE, ARTICLE II:

    1.    EFFECTIVE DATE:                 This Agreement is effective January 1,
                                          2001 and applies to polices issued by
                                          the Ceding Company from January 1,
                                          1998 to December 31, 2000 and inforce
                                          on January 1, 2001.

    2.    POLICY TERMINATION: REFUNDS:    Unearned premium will be refunded on
                                          lapses, terminations and death.

SCOPE, ARTICLE III:

1.      CURRENCY                          United States Dollars ("US$")

2.      THE REINSURER'S SHARE:            First Dollar Quota Share 100%

3.      BASIS OF REINSURANCE:             Risk Premium (YRT)

4.      REINSURANCE ALLOWANCE:            See Schedule III, Reinsurance Premiums

5.      POLICY FEES:                      See Schedule III, Reinsurance Premiums

6.      TAXES:                            DAC

        DAC TAX REGULATIONS

        The Ceding Company and the Reinsurer hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 29, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended.

          1. The term "party" will refer to either the Ceding Company or the Reinsurer as appropriate.

          2. The terms used in this Article are defined by reference to Treasury Regulation Section 1.848-2 in effect as of December 29, 1992. The term "net consideration" will refer to net consideration as defined in Treasury Regulation Section 1.848-2(f).

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          3.   The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of IRS Section 848(c)(1).

          4. The Ceding Company and the Reinsurer agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The Ceding Company and the Reinsurer also agree to exchange information which may be otherwise required by the IRS.

          5. The Ceding Company will submit a schedule to the Reinsurer by June 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company will report such net consideration in its tax return for the preceding calendar year.

          6. The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company. If the Reinsurer does not so notify the Ceding Company, the Reinsurer will report the net consideration as determined by the Ceding Company in the Reinsurer's tax return for the previous calendar year.

          7. If the Reinsurer contests the Ceding Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount. If the Ceding Company and the Reinsurer reach agreement on an amount of net consideration, each party will report such amount in their respective tax returns for the previous calendar year. If the Ceding Company and the Reinsurer fail to reach agreement on an amount of net consideration, each party may choose to report their own determination of net consideration on their respective tax returns.

          PREMIUM TAX:                    Premium Tax will not be reimbursed.

COVERAGE, ARTICLE IV:

    1.    PLAN(S) AND RIDER(S):           See Schedule II, Business Covered

    2.    RESIDENCE:                      United States, Canada, Puerto Rico or
                                          Guam

    3.    AUTOMATIC ACCEPTANCE LIMITS:    See Schedule IV, Limits

    4.    UNDERWRITING CLASS:             See Schedule III, Reinsurance Premiums

RECAPTURE, ARTICLE VI:

    MINIMUM RECAPTURE PERIOD:             Ten (10) years

REINSURANCE PREMIUMS AND ALLOWANCES, ARTICLE VII:

    1.    LIFE REINSURANCE:               See Schedule III, Reinsurance Premiums

    2.    SUBSTANDARD PREMIUMS:           See Schedule III, Reinsurance Premiums

RESERVES, ARTICLE VIII:

    The Ceding Company agrees to post on its books any deficiency reserves on the coverage reinsured under this Agreement.

POLICY ALTERATIONS (ARTICLE X):

    1.    EXCHANGE OR CONVERSIONS:        See Schedule III, Reinsurance Premiums

    2.    RE-ENTRY'S:                     See Schedule III, Reinsurance Premiums

POLICY ADMINISTRATION AND PREMIUM ACCOUNTING, (ARTICLE XI):

    1.    ACCOUNTING PERIOD AND           Monthly
          PREMIUM DUE:

    2.    ACCOUNTING ITEMS:               See Schedule V, Sample Statement
                                          Specifications and Schedule VI, Sample
                                          Policy Exhibit

    3.    REINSURANCE ADMINISTRATION:     Self Administration (Client
                                          Administers)

    4.    BALANCES IN DEFAULT:

           The Reinsurer reserves the right to charge interest at the Prime Rate plus 2% as stated in the Wall Street Journal on the 1st business day in January prior to the due date of the premium when:

           a. Renewal premiums are not paid within sixty (60) days of the due date.

ARBITRATION (ARTICLE XIII):

    1.    ARBITRATION ASSOCIATION:        If the American Arbitration
                                          Association is unable to appoint an
                                          arbitrator with the industry
                                          experience required by Article XIII,
                                          then ARIAS.US shall serve as the
                                          Arbitration Association.

    2.    PLACE OF ARBITRATION:           St. Louis, Missouri, USA

CHOICE OF LAW, FORUM AND LANGUAGE (ARTICLE XVII):

    1.    CHOICE OF LAW AND FORUM:        Missouri, USA

    2.    LANGUAGE:                       English

                         SCHEDULE II -- BUSINESS COVERED

                            EFFECTIVE JANUARY 1, 1998

PLAN(S)

       Variable Universal Life and Universal Life policies sold between January 1, 1998 and December 31, 2000.

                      SCHEDULE III -- REINSURANCE PREMIUMS

LIFE:

       Business Covered, as shown in Schedule II will be reinsured on the yearly renewable term basis with the Reinsurer participating only in mortality risks (not cash values, loans, dividends or other features specific to permanent policies). The mortality risk shall be the net amount at risk on that portion of the policy which is reinsured with the Reinsurer.

       REINSURANCE PREMIUMS

       Reinsurance premiums will be determined according to the amount reinsured with the Reinsurer per insured life as follows. The life reinsurance premium will be calculated as [ (i) x (ii) x (iii) ], where, (i) is the appropriate life premium rate, from the attached Rate Table below, for the age of the insured and current duration, at the beginning of the policy year, (ii) is the appropriate Rate Table Multiple as shown below,
       (iii) is the amount at risk reinsured for that policy year.

       Pro rata premiums will be due from inception to the first monthly anniversary following the effective date of this Agreement.

       REINSURANCE ALLOWANCES

       Reinsurance Allowances will be calculated, payable from the Reinsurer to the Ceding Company, as [ (i) x (ii) x (iii) x (iv), where (iv) is the appropriate Allowance as shown below.

                                                              RATE
                       RATE         UNDERWRITING              TABLE
            PLAN       TABLE            CLASS                MULTIPLE       ALLOWANCE
            ----       -----            -----                --------       ---------
       Universal        S-1         Preferred                  50%            60.00%
       Life                         Nonsmoker
                                    Non-Preferred              50%            45.00%
                                    Nonsmoker
                                    Preferred                  50%            23.33%
                                    Smoker
                                    Non-Preferred              50%            10.00%
                                    Smoker

       Variable         S-1         Preferred                  50%            65.00%
       Universal                    Nonsmoker
       Life                         Non-Preferred              50%            47.00%
                                    Nonsmoker
                                    Preferred                  50%            33.33%
                                    Smoker
                                    Non-Preferred              50%            16.67%
                                    Smoker

       PREMIUM ADJUSTMENTS

       The Reinsurer reserves the right to increase the reinsurance Rate Table Multiple, but not above 100%.

       POLICY FEES

       All policy fees will be retained by the Ceding Company.

       ALLOWANCE ADJUSTMENTS

       In the event the Reinsurer exercises its right to raise the Rate Table Multiple, a new allowance will be payable according to the following formula:

                          [ (1 - CA) X CRTM]
                          ------------------
         NA = 1       -                NRTM

         where:

         NA           =   New Allowance
         CA           =   Current allowance
         CRTM         =   Current Rate Table Multiple
         NRTM         =   New Rate Table Multiple

SUBSTANDARD PREMIUMS:

       SUBSTANDARD TABLE EXTRA

       Premiums will be increased by any substandard premium charged the insured on the net amount at risk reinsured. For substandard table ratings, premiums will be increased by the following percent per table:

                                       25%

       FLAT EXTRA PREMIUMS

       The premium will be increased by any flat extra premium charged the insured on the face amount initially reinsured, less total allowances as shown below:

              FIRST YEAR PERMANENT         FIRST YEAR TEMPORARY
            PAYABLE 6 YEARS OR MORE:       PAYABLE 1 - 5 YEARS:     RENEWAL:
            ------------------------       --------------------     --------
                      100%                          20%               20%

                                RATE SCHEDULE S-1

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                           Annual       Life Premiums
                       Male        Nonsmoker         ANB

                                   POLICY YEAR
ISSUE
AGE     01      02       03       04       05       06       07       08       09       10       11       12       13       14
-----   --      --       --       --       --       --       --       --       --       --       --       --       --       --
000     2.46    1.48      .96      .86      .76      .68      .66      .58      .54      .54      .50      .56      .62      .76
001      .98     .94      .84      .72      .56      .46      .44      .44      .48      .48      .54      .60      .76     1.08
002      .70     .74      .66      .56      .46      .44      .42      .48      .48      .54      .60      .74     1.08     1.36
003      .70     .58      .50      .46      .44      .40      .44      .48      .54      .60      .74     1.06     1.36     2.02
004      .58     .50      .46      .44      .40      .44      .48      .54      .60      .72     1.04     1.32     1.98     2.22

005      .50     .46      .44      .40      .44      .48      .54      .60      .72     1.00     1.32     1.92     2.18     2.32
006      .46     .44      .40      .44      .48      .54      .60      .72     1.00     1.32     1.88     2.14     2.28     2.42
007      .38     .40      .44      .48      .54      .60      .70     1.00     1.32     1.74     2.10     2.26     2.38     2.46
008      .36     .42      .42      .54      .58      .70     1.00     1.32     1.74     2.10     2.26     2.38     2.46     2.60
009      .38     .40      .48      .58      .70     1.00     1.32     1.74     2.10     2.26     2.38     2.46     2.60     2.70

010      .36     .44      .54      .70     1.00     1.32     1.74     2.10     2.26     2.38     2.46     2.60     2.70     2.72
011      .40     .50      .68     1.00     1.32     1.74     2.10     2.26     2.38     2.46     2.60     2.70     2.72     2.60
012      .46     .64     1.00     1.32     1.74     2.10     2.26     2.38     2.46     2.60     2.70     2.72     2.60     2.50
013      .60     .92     1.26     1.74     2.10     2.24     2.38     2.44     2.48     2.56     2.62     2.60     2.50     2.40
014      .88    1.18     1.74     2.10     2.24     2.34     2.44     2.46     2.46     2.48     2.52     2.50     2.38     2.32

015     1.16    1.74     2.10     2.24     2.34     2.42     2.46     2.44     2.40     2.40     2.38     2.36     2.26     2.24
016     1.74    2.10     2.24     2.34     2.42     2.40     2.42     2.38     2.32     2.28     2.24     2.24     2.18     2.18
017     3.10    2.24     2.34     2.42     2.40     2.36     2.36     2.30     2.22     2.14     2.10     2.12     2.10     2.12
018     2.06    2.20     2.26     2.30     2.28     2.22     2.22     2.14     2.08     2.02     2.00     2.04     2.02     2.06
019     2.00    2.10     2.12     2.14     2.10     2.08     2.04     1.96     1.92     1.90     1.94     1.94     1.96     2.02

020     1.86    1.94     1.94     1.94     1.94     1.90     1.86     1.80     1.80     1.82     1.86     1.88     1.92     2.02
021     1.68    1.74     1.74     1.74     1.74     1.72     1.70     1.66     1.70     1.72     1.80     1.84     1.92     2.04
022     1.46    1.52     1.52     1.52     1.54     1.54     1.54     1.54     1.60     1.66     1.76     1.82     1.92     2.08
023     1.46    1.52     1.50     1.50     1.50     1.52     1.54     1.54     1.60     1.68     1.80     1.88     2.00     2.20
024     1.46    1.48     1.46     1.46     1.48     1.52     1.54     1.56     1.64     1.74     1.86     1.94     2.10     2.34

025     1.44    1.44     1.44     1.44     1.48     1.52     1.54     1.58     1.68     1.80     1.92     2.06     2.24     2.50
026     1.40    1.40     1.42     1.44     1.46     1.52     1.56     1.64     1.76     1.90     2.04     2.18     2.40     2.70
207     1.36    1.36     1.40     1.42     1.46     1.54     1.62     1.72     1.84     2.02     2.16     2.34     2.60     2.94
028     1.32    1.36     1.42     1.46     1.52     1.62     1.72     1.84     2.00     2.16     2.34     2.56     2.84     3.22
029     1.30    1.36     1.46     1.52     1.62     1.72     1.84     2.00     2.16     2.34     1.56     2.84     3.16     3.62

ISSUE                     ATTND
AGE     15   000016+      AGE
-----   --   -------      -----
000     1.08    1.36      015
001     1.36    2.02      016
002     2.02    2.28      017
003     2.28    2.44      018
004     2.44    2.62      019

005     2.62    2.74      020
006     2.74    2.80      021
007     2.80    2.82      022
008     2.78    2.80      023
009     2.72    2.76      024

010     2.64    2.68      025
011     2.54    2.58      026
012     2.40    2.48      027
013     2.32    2.40      028
014     2.26    2.34      029

015     2.22    2.28      030
016     2.18    2.24      031
017     2.16    2.22      032
018     2.14    2.24      033
019     2.14    2.28      034

020     2.16    2.34      035
021     2.22    2.44      036
022     2.30    2.56      037
023     2.42    2.72      038
024     2.58    2.90      039

025     2.76    3.12      040
026     2.98    3.40      041
207     3.26    3.74      042
028     3.62    4.14      043
029     4.06    4.62      044

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                           Annual       Life Premiums
                       Male        Nonsmoker         ANB

                                   POLICY YEAR
ISSUE
AGE     01      02      03       04       05       06       07       08       09       10       11       12       13       14
-----   --      --      --       --       --       --       --       --       --       --       --       --       --       --
030     1.28    1.36     1.52     1.62     1.72     1.84     2.00     2.16     2.34     2.56     2.84     3.16     3.62     4.06
031     1.26    1.38     1.58     1.72     1.84     2.00     2.16     2.34     2.56     2.84     3.16     3.62     4.06     4.52
032     1.26    1.42     1.68     1.84     2.00     2.16     2.34     2.56     2.80     3.16     3.62     4.06     4.52     5.06
033     1.26    1.44     1.76     1.96     2.16     2.34     2.56     2.80     3.16     3.56     4.02     4.50     5.06     5.66
034     1.26    1.46     1.86     2.10     2.34     2.56     2.80     3.16     3.56     4.02     4.48     5.06     5.62     6.32

035     1.26    1.52     1.98     2.28     2.56     2.80     3.16     3.56     4.02     4.48     5.06     5.60     6.26     7.04
036     1.30    1.58     2.12     2.50     2.80     3.16     3.56     4.02     4.48     5.06     5.60     6.20     6.96     7.82
037     1.34    1.68     2.30     2.74     3.16     3.56     4.02     4.48     5.06     5.60     6.16     6.86     7.72     8.64
038     1.40    1.78     2.46     2.94     3.40     3.82     4.32     4.82     5.44     6.08     6.70     7.52     8.50     9.56
039     1.48    1.90     2.66     3.18     3.66     4.14     4.66     5.20     5.86     6.54     7.28     8.20     9.34    10.56

040     1.58    2.04     2.90     3.46     4.00     4.46     5.02     5.58     6.26     7.02     7.88     8.94    10.26    11.64
041     1.70    2.22     3.18     3.80     4.34     4.84     5.40     5.96     6.66     7.50     8.48     9.72    11.24    12.82
042     1.84    2.44     3.52     4.18     4.74     5.24     5.78     6.36     7.04     7.98     9.14    10.56    12.30    14.10
043     1.98    2.74     3.84     4.60     5.22     5.76     6.36     6.94     7.66     8.66     9.92    11.42    13.26    15.22
044     2.16    3.06     4.22     5.04     5.72     6.34     6.94     7.58     8.34     9.40    10.74    12.32    14.32    16.40

045     2.34    3.44     4.62     5.50     6.26     6.94     7.58     8.28     9.12    10.16    11.60    13.32    15.46    17.70
046     2.56    3.88     5.02     6.00     6.80     7.56     8.28     9.12     9.82    10.96    12.56    14.38    16.70    19.12
047     2.78    4.34     5.46     6.50     7.38     8.26     9.12     9.78    10.62    11.86    13.58    15.56    18.06    20.68
048     2.98    4.54     5.68     6.80     7.80     8.76     9.74    20.56    11.60    12.98    15.06    17.28    19.88    22.60
049     3.20    4.70     5.90     7.08     8.18     9.24    10.36    11.40    12.66    14.24    16.72    19.20    21.92    24.64

050     3.40    4.84     6.08     7.32     8.58     9.74    11.02    12.30    13.86    15.66    18.60    21.38    24.12    26.80
051     3.60    4.96     6.24     7.54     8.94    10.24    11.72    13.30    15.18    17.22    20.70    23.78    26.48    29.12
052     3.80    5.04     6.34     7.70     9.30    10.76    12.46    14.40    16.64    18.96    23.02    26.36    29.04    31.60
053     4.12    5.50     6.92     8.46    10.16    11.80    13.68    15.78    18.22    20.86    25.26    29.04    31.60    33.92
054     4.46    5.98     7.56     9.28    11.14    12.94    15.04    17.32    19.92    22.88    27.70    31.60    33.92    38.32

055     4.82    6.54     8.24    10.20    12.22    14.22    16.54    19.00    21.72    25.08    30.34    33.92    38.32    43.24
056     5.22    7.12     9.02    11.22    13.42    15.66    18.18    20.76    23.66    27.46    33.24    38.32    43.24    48.78
057     5.64    7.78     9.88    12.36    14.76    17.20    19.92    22.66    25.74    30.06    36.42    42.72    48.78    54.30
058     5.92    8.26    10.88    13.48    16.20    18.40    21.18    24.10    27.32    31.88    38.44    44.86    51.28    57.16
059     6.20    8.74    12.00    14.68    17.74    19.64    22.46    25.58    28.94    33.76    40.50    46.98    53.70    59.88

ISSUE                     ATTND
AGE    15    000016+      AGE
-----  --    -------      -----
030     4.52    5.16      045
031     5.06    5.78      046
032     5.66    6.48      047
033     6.34    7.22      048
034     7.08    8.04      049

035     7.88    8.90      050
036     8.72    9.84      051
037     9.64   10.88      052
038    10.66   12.00      053
039    11.76   13.22      054

040    12.96   14.54      055
041    14.24   16.02      056
042    15.70   17.64      057
043    17.00   19.46      058
044    18.44   21.50      059

045    20.04   23.78      060
046    21.78   26.34      061
047    23.70   29.14      062
048    25.58   32.14      063
049    27.50   35.42      064

050    29.54   39.00      065
051    31.66   42.94      066
052    33.92   47.30      067
053    38.32   52.10      068
054    43.24   57.38      069

055    48.78   63.14      070
056    54.94   69.36      071
057    61.74   76.00      072
058    65.52   83.20      073
059    69.40   91.08      074

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                           Annual       Life Premiums
                       Male        Nonsmoker         ANB

                                   POLICY YEAR
ISSUE
AGE    01     02       03       04       05       06       07       08       09       10       11       12       13       14
-----  --     --       --       --       --       --       --       --       --       --       --       --       --       --
060     6.46    9.26    13.22    15.94    19.42    20.92    23.78    27.14    30.64    35.70    42.56    48.96    55.94    62.56
061     6.74    9.78    14.52    17.28    20.92    23.18    25.16    28.76    32.36    37.63    44.52    50.78    58.08    65.22
062     7.00   10.28    15.94    18.72    23.18    23.66    26.58    30.42    34.10    39.54    46.36    52.42    60.12    67.86
063     7.78   11.54    17.48    20.96    23.66    26.58    30.42    34.10    40.22    44.84    51.58    57.74    66.28    75.50
064     8.64   12.94    19.14    23.46    26.58    30.42    34.10    40.22    44.84    51.58    57.38    65.86    73.10    84.04

065     9.60   14.52    21.00    26.26    30.42    34.10    40.22    44.84    51.58    57.38    65.86    70.24    80.68    93.50
066    10.64   16.28    23.02    29.38    34.10    40.22    44.84    51.58    57.38    65.86    69.38    77.56    89.02   103.94
067    11.82   18.24    25.24    32.84    40.22    44.84    51.58    57.38    65.86    68.94    76.84    85.60    98.16   115.36
068    13.02   20.08    27.78    36.08    44.08    49.08    56.46    62.88    68.94    75.64    84.28    93.82   107.46   124.36
069    14.34   22.10    30.50    39.52    48.24    53.74    61.88    68.94    75.64    82.98    92.40   102.72   117.44   135.54

070    15.78   24.28    33.44    43.28    52.82    58.88    67.84    75.64    82.98    90.96   101.14   112.26   128.00   147.38
071    17.34   26.60    36.60    47.38    57.88    64.56    74.44    82.98    90.96    99.58   110.54   122.34   139.20   160.42
072    19.00   29.12    40.08    51.92    63.46    70.84    81.66    90.94    99.58   108.82   120.46   133.04   151.52   174.68
073    20.80   31.88    43.92    56.92    69.62    77.70    89.50    99.56   108.82   118.60   131.00   144.82   164.98   190.14
074    22.76   34.94    48.14    62.46    76.38    85.16    97.98   108.82   118.60   128.98   142.60   157.70   179.58   206.82

075    24.94   38.30    52.82    68.50    83.72    93.24   107.08   118.60   128.98   140.40   155.26   171.66   195.34   224.70
076    27.34   42.02    57.94    75.10    91.66   101.90   116.70   128.96   140.40   152.88   169.02   186.70   212.22   243.52
077    30.00   46.10    63.52    82.22   100.16   111.06   126.92   140.38   152.86   166.40   183.84   202.86   230.00   262.96
078    32.92   50.54    69.54    89.84   109.16   120.76   138.14   152.86   166.40   181.00   199.74   219.84   248.34   282.98
079    36.08   55.32    76.00    97.92   118.72   131.46   150.42   166.38   181.00   196.66   216.46   237.38   267.26   303.62

080    39.50   60.46    82.82   106.48   129.22   143.14   163.74   180.98   196.64   213.12   233.72   255.46   286.74   324.86
081    43.16   65.90    90.06   115.90   140.70   155.82   178.10   196.62   213.12   230.12   257.54   274.08   306.80   346.70
082    47.04   71.66    98.04   126.20   153.16   169.48   193.50   213.10   230.12   247.66   269.88   293.26   327.44   369.14
083    51.16   78.00   106.76   137.38   166.60   184.14   209.70   230.10   247.64   265.70   288.76   312.98   348.64   392.20
084    55.68   84.94   116.20   149.44   181.00   199.56   226.44   247.62   265.70   284.30   308.16   333.24   370.42   415.86

085    60.64   92.46   126.40   162.36   196.16   215.48   243.68   265.68   284.28   303.42   328.12   354.06   392.76   440.12
086    66.00  100.56   137.32   175.94   211.80   231.88   261.46   284.26   303.40   323.06   348.62   375.42   415.68   465.00
087    71.80  109.26   148.82   189.98   227.94   248.80   279.74   303.38   323.04   343.24   369.64   397.32   439.16   490.46
088    78.00  118.40   160.70   204.46   244.56   266.20   298.56   323.02   343.22   363.94   391.22   419.76   463.22   999.99
089    84.54  127.84   172.94   219.36   261.66   284.10   317.88   343.20   363.92   385.18   413.32   442.76   999.99   999.99

ISSUE                     ATTND
AGE   15     000016+      AGE
----- --     -------      -----

060    73.42   99.80      075
061    77.64  109.42      076
062    82.06  120.06      077
063    89.32  131.70      078
064    97.20  144.36      079

065   105.66  158.04      080
066   115.36  172.72      081
067   124.36  188.24      082
068   135.54  204.70      083
069   147.38  222.82      084

070   160.44  242.62      085
071   174.70  264.10      086
072   190.16  287.26      087
073   206.84  312.10      088
074   224.72  338.24      089

075   243.54  365.22      090
076   262.98  393.04      091
077   283.00  421.70      092
078   303.64  451.20      093
079   324.88  481.54      094

080   346.72  512.72      095
081   369.18  544.74      096
082   392.24  577.60      097
083   415.90  611.30      098
084   440.16  645.84      099

085   465.04
086   490.50
087   999.99
088   999.99
089   999.99

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                           Annual       Life Premiums
                       Male        Nonsmoker         ANB

                                   POLICY YEAR
ISSUE
AGE    01     02       03       04       05       06       07       08       09       10       11       12       13       14
-----  --     --       --       --       --       --       --       --       --       --       --       --       --       --
090    91.28  137.58   185.54   234.72   279.26   302.50   337.74   363.90   385.16   406.94   435.96   999.99   999.99   999.99

ISSUE                   ATTND
AGE   15     000016+    AGE
----- --     -------    -----
      999.99

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                           Annual       Life Premiums
                       Male          Smoker          ANB

                                   POLICY YEAR
ISSUE
AGE    01      02      03      04      05      06      07      08      09      10      11      12      13      14      15
-----  --      --      --      --      --      --      --      --      --      --      --      --      --      --      --
000    3.69    2.22    1.44    1.29    1.14    1.02     .99     .87     .81     .81     .75     .84     .93    1.14    1.62
001    1.47    1.41    1.26    1.08     .84     .69     .66     .66     .72     .72     .81     .90    1.14    1.62    2.04
002    1.05    1.11     .99     .84     .69     .66     .63     .72     .72     .81     .90    1.11    1.62    2.04    3.03
003    1.05     .87     .75     .69     .66     .60     .66     .72     .81     .90    1.11    1.59    2.04    3.03    3.42
004     .87     .75     .69     .66     .60     .66     .72     .81     .90    1.08    1.56    1.98    2.97    3.33    3.66

005     .75     .69     .66     .60     .66     .72     .81     .90    1.08    1.50    1.98    2.88    3.27    3.48    3.93
006     .69     .66     .60     .66     .72     .81     .90    1.08    1.50    1.98    2.82    3.21    3.42    3.63    4.11
007     .57     .60      .6     .72     .81     .90    1.05    1.50    1.98    2.61    3.15    3.39    3.57    3.69    4.20
008     .54     .63     .63     .81     .87    1.05    1.50    1.98    2.61    3.15    3.39    3.57    3.69    3.90    4.17
009     .57     .60     .72     .87    1.05    1.50    1.98    2.61    3.15    3.39    3.57    3.69    3.90    4.05    4.08

010     .54     .66     .81    1.05    1.50    1.98    2.61    3.15    3.39    3.57    3.69    3.90    4.05    4.08    3.96
011     .60     .75    1.02    1.50    1.98    2.61    3.15    3.39    3.57    3.69    3.90    4.05    4.08    3.90    3.81
012     .69     .96    1.50    1.98    2.61    3.15    3.39    3.57    3.69    3.90    4.05    4.08    3.90    3.75    3.60
013     .90    1.38    1.89    2.61    3.15    3.36    3.57    3.66    3.72    3.84    3.93    3.90    3.75    3.60    3.48
014    1.32    1.77    2.61    3.15    3.36    3.51    3.66    3.69    3.69    3.72    3.78    3.75    3.57    3.48    3.39

015    1.74    2.61    3.15    3.36    3.51    3.63    3.69    3.66    3.60    3.60    3.57    3.54    3.39    3.36    3.33
016    2.61    3.15    3.36    3.51    3.63    3.60    3.63    3.57    3.48    3.42    3.36    3.36    3.27    3.27    3.27
017    3.15    3.36    3.51    3.63    3.60    3.54    3.54    3.45    3.33    3.21    3.15    3.18    3.15    3.18    3.24
018    3.09    3.30    3.39    3.45    3.42    3.33    3.33    3.21    3.12    3.03    3.00    3.06    3.03    3.09    3.21
019    3.00    3.15    3.18    3.21    3.15    3.12    3.06    2.94    2.88    2.85    2.91    2.91    2.94    3.03    3.21

020    2.79    2.91    2.91    2.91    2.91    2.85    2.79    2.70    2.70    2.73    2.79    2.82    2.88    3.03    3.24
021    2.52    2.61    2.61    2.61    2.61    2.58    2.55    2.49    2.55    2.58    2.70    2.76    2.88    3.06    3.33
022    2.19    2.28    2.28    2.28    2.31    2.31    2.31    2.31    2.40    2.49    2.64    2.73    2.88    3.12    3.45
023    2.19    2.28    2.25    2.25    2.25    2.28    2.31    2.31    2.40    2.52    2.70    2.82    3.00    3.30    3.63
024    2.19    2.22    2.19    2.19    2.22    2.28    2.31    2.34    2.46    2.61    2.79    2.91    3.15    3.51    3.87

025    2.16    2.16    2.16    2.16    2.22    2.28    2.31    2.37    2.52    2.70    2.88    3.09    3.36    3.75    4.14
026    2.10    2.10    2.13    2.16    2.19    2.28    2.34    2.46    2.64    2.85    3.06    3.27    3.60    4.05    4.47
027    2.04    2.04    2.10    2.13    2.19    2.31    2.43    2.58    2.76    3.03    3.24    3.51    3.90    4.41    4.89
028    1.98    2.04    2.13    2.19    2.28    2.43    2.58    2.76    3.00    3.24    3.51    3.84    4.26    4.83    5.43
029    1.95    2.04    2.19    2.28    2.43    2.58    2.76    3.00    3.24    3.51    3.84    4.26    4.74    5.43    6.09

ISSUE                   ATTND
AGE         000016+     AGE
-----       -------     -----
000            2.04     015
001            3.03     016
002            3.42     017
003            3.66     018
004            3.93     019

005            4.11     020
006            4.20     021
007            4.23     022
008            4.20     023
009            4.14     024

010            4.02     025
011            3.87     026
012            3.72     027
013            3.60     028
014            3.51     029

015            3.42     030
016            3.36     031
017            3.33     032
018            3.36     033
019            3.42     034

020            3.51     035
021            3.66     036
022            3.84     037
023            4.08     038
024            4.35     039

025            4.68     040
026            5.10     041
027            5.61     042
028            6.21     043
029            6.93     044

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                           Annual       Life Premiums
                       Male          Smoker          ANB

                                   POLICY YEAR
ISSUE
AGE    01     02      03      04      05      06      07      08      09      10      11      12      13      14     15
-----  --     --      --      --      --      --      --      --      --      --      --      --      --      --     --
030    1.92    2.04    2.28    2.43    2.58    2.76    3.00    3.24    3.51    3.84    4.26    4.74    5.43    6.09    6.78
031    1.89    2.07    2.37    2.58    2.76    3.00    3.24    3.51    3.84    4.26    4.74    5.43    6.09    6.78    7.59
032    1.89    2.13    2.52    2.76    3.00    3.24    3.51    3.84    4.20    4.74    5.43    6.09    6.78    7.59    8.49
033    1.89    2.16    2.64    2.94    3.24    3.51    3.84    4.20    4.74    5.34    6.03    6.75    7.59    8.49    9.51
034    1.89    2.19    2.79    3.15    3.51    3.84    4.20    4.74    5.34    6.03    6.72    7.59    8.43    9.48   10.62

035    1.89    2.28    2.97    3.42    3.84    4.20    4.74    5.34    6.03    6.72    7.59    8.40    9.39   10.56   11.82
036    1.95    2.37    3.18    3.75    4.20    4.74    5.34    6.03    6.72    7.59    8.40    9.30   10.44   11.73   13.08
037    2.01    2.52    3.45    4.11    4.74    5.34    6.03    6.72    7.59    8.40    9.24   10.29   11.58   12.96   14.46
038    2.10    2.67    3.69    4.41    5.10    5.73    6.48    7.23    8.16    9.12   10.05   11.28   12.75   14.34   15.99
039    2.22    2.85    3.99    4.77    5.49    6.21    6.99    7.80    8.79    9.81   10.92   12.30   14.01   15.84   17.64

040    2.37    3.06    4.35    5.19    6.00    6.69    7.53    8.37    9.39   10.53   11.82   13.41   15.39   17.46   19.44
041    2.55    3.33    4.77    5.70    6.51    7.26    8.10    8.94    9.99   11.25   12.72   14.58   16.86   19.23   21.36
042    2.76    3.66    5.28    6.27    7.11    7.86    8.67    9.54   10.56   11.97   13.71   15.84   18.45   21.15   23.55
043    2.97    4.11    5.76    6.90    7.83    8.64    9.54   10.41   11.49   12.99   14.88   17.13   19.89   22.83   25.50
044    3.24    4.59    6.33    7.56    8.58    9.51   10.41   11.37   12.51   14.10   16.11   18.48   21.48   24.60   27.66

045    3.51    5.16    6.93    8.25    9.39   10.41   11.37   12.42   13.68   15.24   17.40   19.98   23.19   26.55   30.06
046    3.84    5.82    7.53    9.00   10.20   11.34   12.42   13.68   14.73   16.44   18.84   21.57   25.05   28.68   32.67
047    4.17    6.51    8.19    9.75   11.07   12.39   13.68   14.67   15.93   17.79   20.37   23.34   27.09   31.02   35.55
048    4.47    6.81    8.52   10.20   11.70   13.14   14.61   15.84   17.40   19.47   22.59   25.92   29.82   33.90   38.37
049    4.80    7.05    8.85   10.62   12.27   13.86   15.54   17.10   18.99   21.36   25.08   28.80   32.88   36.96   41.25

050    5.10    7.26    9.12   10.98   12.87   14.61   16.53   18.45   20.79   23.49   27.90   32.07   36.18   40.20   44.31
051    5.40    7.44    9.36   11.31   13.41   15.36   17.58   19.95   22.77   25.83   31.05   35.67   39.72   43.68   47.49
052    5.70    7.56    9.51   11.55   13.95   76.14   18.69   21.60   24.96   28.44   34.53   39.54   43.56   47.40   50.88
053    6.18    8.25   10.38   12.69   15.24   17.70   20.52   23.67   27.33   31.29   37.89   43.56   47.40   50.88   57.48
054    6.69    8.97   11.34   13.92   16.71   19.41   22.56   25.98   29.88   34.32   41.55   47.40   50.88   57.48   64.86

055    7.23    9.81   12.36   15.30   18.33   21.33   24.81   28.50   32.58   37.62   45.51   50.88   57.48   64.86   73.17
056    7.83   10.68   13.53   16.83   20.13   23.49   27.27   31.14   35.49   41.19   49.86   57.48   64.86   73.17   82.41
057    8.46   11.67   14.82   18.54   22.14   25.80   29.88   33.99   38.61   45.09   54.63   64.08   73.17   81.45   92.61
058    8.88   12.39   16.32   20.22   24.30   27.60   31.77   36.15   40.98   47.82   57.66   67.29   76.92   85.74   98.28
059    9.30   13.11   18.00   22.02   26.61   29.46   33.69   38.37   43.41   50.64   60.75   70.47   80.55   89.82  104.10

ISSUE                   ATTND
AGE         000016+     AGE
-----       -------     -----
030            7.74     045
031            8.67     046
032            9.72     047
033           10.83     048
034           12.06     049

035           13.35     050
036           14.76     051
037           16.32     052
038           18.00     053
039           19.83     054

040           21.81     055
041           24.03     056
042           26.46     057
043           29.19     058
044           32.25     059

045           35.67     060
046           39.51     061
047           43.71     062
048           48.21     063
049           53.13     064

050           58.50     065
051           64.41     066
052           70.95     067
053           78.15     068
054           86.07     069

055           94.71     070
056          104.04     071
057          114.00     072
058          124.80     073
059          136.62     074

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                           Annual       Life Premiums
                       Male          Smoker          ANB

                                   POLICY YEAR
ISSUE
AGE    01      02      03      04      05      06      07      08      09      10      11      12      13     14      15
-----  --      --      --      --      --      --      --      --      --      --      --      --      --     --      --
060      9.69   13.89   19.83   23.91   29.13   31.38   35.67   40.71   45.96   53.55   63.84   73.44   83.91   93.84  110.13
061     10.11   14.67   21.78   25.92   31.38   34.77   37.74   43.14   48.54   56.46   66.78   76.17   87.12   97.83  116.46
062     10.50   15.42   23.91   28.08   34.77   35.49   39.87   45.63   51.15   59.31   69.54   78.63   90.18  101.79  123.09
063     11.67   17.31   26.22   31.44   35.49   39.87   45.63   51.15   60.33   67.26   77.37   86.61   99.42  113.25  133.98
064     12.96   19.41   28.71   35.19   39.87   45.63   51.15   60.33   67.26   77.37   86.07   98.79  109.65  126.06  145.80

065     14.40   21.78   31.50   39.39   45.63   51.15   60.33   67.26   77.37   86.07   98.79  105.36  121.02  140.25  158.49
066     15.96   24.42   34.53   44.07   51.15   60.33   67.26   77.37   86.07   98.79  104.07  116.34  133.53  155.91  173.04
067     17.73   27.36   37.86   49.26   60.33   67.26   77.37   86.07   98.79  103.41  115.26  128.40  147.24  173.04  186.54
068     19.53   30.12   41.67   54.12   66.12   73.62   84.69   94.32  103.41  113.46  126.42  140.73  161.19  186.54  203.31
069     21051   33.15   45.75   59.28   72.36   80.61   92.82  103.41  113.46  124.47  138.60  154.08  176.16  203.31  221.07

070     23.67   36.42   50.16   64.92   79.23   88.32  101.76  113.46  124.47  136.44  151.71  168.39  192.00  221.07  240.66
071     26.01   39.90   54.90   71.07   86.82   96.84  111.66  124.47  136.44  149.37  165.81  183.51  208.80  240.63  262.05
072     28.50   43.68   60.12   77.88   95.19  106.26  122.49  136.41  149.37  163.23  180.69  199.56  227.28  262.02  285.24
073     31.20   47.82   65.88   85.38  104.43  116.55  134.25  149.34  163.23  177.90  196.50  217.23  247.47  285.21  310.26
074     34.14   52.41   72.21   93.69  114.57  127.74  146.97  163.23  177.90  193.47  213.90  236.55  269.37  310.23  337.08

075     37.41   57.45   79.23  102.75  125.58  139.86  160.62  177.90  193.47  210.60  232.89  257.49  293.01  337.05  365.31
076     41.01   63.03   86.91  112.65  137.49  152.85  175.05  193.44  210.60  229.32  253.53  280.05  318.33  365.28  394.47
077     45.00   69.15   95.28  123.33  150.24  166.59  190.38  210.57  229.29  249.60  275.76  304.29  345.00  394.44  424.50
078     49.38   75.81  104.31  134.76  163.74  181.14  207.21  229.29  249.60  271.50  299.61  329.76  372.51  424.47  455.46
079     54.12   82.98  114.00  146.88  178.08  197.19  225.63  249.57  271.50  294.99  324.69  356.07  400.89  455.43  487.32

080     59.25   90.69  124.23  159.72  193.83  217.71  245.61  271.47  294.96  319.68  350.58  383.19  430.11  487.29  520.08
081     64.74   98.85  135.09  173.85  211.05  233.73  267.15  294.93  319.68  345.18  377.31  411.12  460.20  520.05  553.77
082     70.56  107.49  147.06  189.30  229.74  254.22  290.25  319.65  345.18  371.49  404.82  439.89  491.16  553.71  588.36
083     76.74  117.00  160.14  206.07  249.90  276.21  314.55  345.15  371.46  398.55  433.14  469.47  522.96  588.30  623.85
084     83.52  127.41  174.30  224.16  271.50  299.34  339.66  371.43  398.55  426.45  462.24  499.86  555.63  623.79  660.24

085     90.96  138.69  189.60  243.54  294.24  323.22  365.52  398.52  426.42  455.13  492.18  531.09  589.14  660.18  697.56
086     99.00  150.84  205.98  263.91  317.70  347.82  392.19  426.39  455.10  484.59  522.93  563.13  623.52  697.50  735.75
087    107.70  163.89  223.23  284.97  341.91  373.20  419.61  455.07  484.56  514.86  554.46  595.98  658.74  735.69  999.99
088    117.00  177.60  214.05  306.69  366.84  399.30  447.84  484.53  514.83  545.91  586.83  629.64  694.83  999.99  999.99
089    126.81  191.76  259.41  329.04  392.49  426.15  476.82  514.80  545.88  577.77  619.98  664.14  999.99  999.99  999.99

ISSUE                   ATTND
AGE         000016+     AGE
-----       -------     -----
060          149.70     075
061          164.13     076
062          180.09     077
063          197.55     078
064          216.54     079

065          237.06     080
066          259.08     081
067          282.36     082
068          307.05     083
069          334.23     084

070          363.93     085
071          396.15     086
072          430.89     087
073          468.15     088
074          507.36     089

075          547.83     090
076          589.56     091
077          365.55     092
078          676.80     093
079          722.31     094

080          769.08     095
081          817.11     096
082          866.40     097
083          916.95     098
084          968.76     099

085
086
087
088
089

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual        Life Premiums
                          Male          Smoker          ANB

                                   POLICY YEAR
ISSUE                                                                                                                          ATTND
AGE    01     02     03      04     05      06      07     08      09      10      11     12      13     14     15     000016+ AGE
-----  --     --     --      --     --      --      --     --      --      --      --     --      --     --     --     ------- -----
090    136.92 206.37 278.31  352.08 418.89  453.75  506.61 545.85  577.74  610.41  653.94 999.99  999.99 999.99 999.99

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual        Life Premiums
                          Male        NonSmoker          ANB

                                   POLICY YEAR
ISSUE                                                                                                                    ATTND
AGE      01     02    03    04     05     06     07     08     09     10     11     12     13     14     15     000016+  AGE
-----    --     --    --    --     --     --     --     --     --     --     --     --     --     --     --     -------  -----
000      1.86   .68   .60    .54    .48    .44    .40    .36    .36    .36    .38    .42    .48    .54    .64       .72    015
001       .68   .60   .54    .48    .44    .40    .36    .36    .36    .38    .42    .48    .54    .64    .72       .80    016
002       .56   .54   .48    .44    .40    .36    .36    .36    .38    .42    .48    .54    .64    .72    .80       .88    017
003       .48   .48   .44    .40    .36    .36    .36    .38    .42    .48    .54    .64    .72    .80    .88       .94    018
004       .44   .44   .40    .36    .36    .36    .38    .42    .48    .54    .64    .72    .80    .88    .94       .98    019

005       .40   .40   .36    .36    .36    .38    .42    .48    .54    .64    .72    .80    .88    .94    .98      1.02    020
006       .38   .36   .36    .36    .38    .42    .48    .54    .64    .72    .80    .88    .94    .98   1.02      1.04    021
007       .34   .36   .36    .38    .42    .48    .54    .64    .72    .80    .88    .94    .98   1.02   1.04      1.06    022
008       .32   .36   .38    .42    .48    .54    .64    .72    .80    .88    .94    .98   1.02   1.04   1.06      1.06    023
009       .32   .38   .42    .48    .54    .64    .72    .80    .88    .94    .98   1.02   1.04   1.06   1.06      1.06    024

010       .32   .42   .48    .54    .64    .72    .80    .88    .94    .98   1.02   1.04   1.06   1.06   1.06      1.06    025
011       .34   .48   .54    .64    .72    .80    .88    .94    .98   1.02   1.04   1.06   1.06   1.06   1.06      1.06    026
012       .36   .54   .64    .72    .80    .88    .94    .98   1.02   1.04   1.06   1.06   1.06   1.06   1.06      1.06    027
013       .42   .62   .70    .76    .84    .90    .94    .98   1.04   1.06   1.06   1.06   1.06   1.06   1.06      1.06    028
014       .50   .66   .74    .80    .86    .90    .94    .96   1.06   1.06   1.06   1.06   1.06   1.06   1.06      1.08    029

015       .56   .70   .78    .82    .86    .90    .92    .96   1.06   1.06   1.06   1.06   1.06   1.06   1.08      1.10    030
016       .64   .74   .78    .82    .84    .86    .90    .92   1.06   1.06   1.06   1.06   1.06   1.08   1.10      1.06    031
017       .72   .74   .78    .80    .82    .84    .86    .88   1.06   1.06   1.06   1.06   1.08   1.10   1.16      1.22    032
018       .72   .74   .78    .80    .82    .84    .86    .88   1.02   1.04   1.06   1.08   1.10   1.06   1.22      1.30    033
019       .72   .74   .78    .80    .82    .84    .86    .88   1.00   1.00   1.08   1.10   1.16   1.22   1.30      1.40    034

020       .70   .72   .76    .78    .82    .82    .86    .88    .96   1.00   1.10   1.06   1.22   1.30   1.40      1.54    035
021       .68   .72   .74    .78    .80    .82    .86    .88    .94    .98   1.16   1.22   1.30   1.40   1.54      1.68    036
022       .64   .68   .72    .76    .80    .82    .86    .90    .92   1.00   1.22   1.30   1.40   1.54   1.68      2.06    037
023       .64   .68   .74    .78    .82    .84    .90    .92   1.00   1.10   1.30   1.40   1.54   1.68   1.86      2.30    038
024       .62   .68   .76    .80    .84    .90    .92   1.00   1.10   1.18   1.40   1.54   1.68   1.86   2.06              039

025       .62   .70   .78    .82    .88    .92   1.00   1.10   1.18   1.26   1.54   1.68   1.86   2.06   2.30      2.58    040
026       .60   .70   .78    .86    .92   1.00   1.10   1.18   1.26   1.38   1.68   1.86   2.06   2.30   2.58      2.90    041
027       .60   .70   .82    .90   1.00   1.10   1.18   1.26   1.32   1.52   1.86   2.06   2.30   2.58   2.90      3.24    042
028       .62   .72   .84    .96   1.06   1.18   1.26   1.32   1.52   1.72   2.06   2.30   2.58   2.90   3.24      3.58    043
029       .64   .74   .88   1.02   1.14   1.26   1.32   1.52   1.72   1.94   2.30   2.58   2.90   3.24   3.58      3.92    044

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual        Life Premiums
                          Male        Nonsmoker         ANB

                                   POLICY YEAR
ISSUE                                                                                                                        ATTND
AGE    01     02    03     04     05     06     07      08      09     10      11     12      13      14      15   000016+   AGE
-----  --     --    --     --     --     --     --      --      --     --      --     --      --      --      --   -------   -----
030     .66    .78   .94   1.08   1.24    1.32   1.52    1.72    1.94   2.16    2.58   2.90    3.24    3.58    3.92   4.28     045
031     .70    .82  1.00   1.18   1.32    1.52   1.72    1.94    2.16   2.38    2.90   3.24    3.58    3.92    4.28   4.66     046
032     .76    .88  1.08   1.30   1.52    1.72   1.94    2.16    2.38   2.62    3.24   3.58    3.92    4.28    4.66   5.04     047
033     .78    .92  1.14   1.38   1.64    1.86   2.14    2.38    2.62   2.96    3.54   3.88    4.24    4.66    5.04   5.44     048
034     .82    .98  1.20   1.48   1.76    2.04   2.36    2.62    2.96   3.28    3.84   4.20    4.60    5.02    5.44   5.86     049

035     .86   1.02  1.26   1.58   1.90    2.24   2.60    2.96    3.28   3.62    4.14   4.54    4.92    5.42    5.84   6.34     050
036     .90   1.08  1.34   1.70   2.08    2.46   2.86    3.26    3.62   4.00    4.46   4.86    5.28    5.84    6.32   6.86     051
037     .96   1.16  1.42   1.84   2.26    2.70   3.12    3.54    3.96   4.38    4.78   5.20    5.64    6.30    6.84   7.42     052
038    1.02   1.28  1.60   2.08   2.52    2.98   3.40    3.84    4.28   4.70    5.12   5.56    6.04    6.76    7.32   8.08     053
039    1.10   1.44  1.78   2.32   2.78    3.26   3.70    4.16    4.60   5.04    5.48   5.96    6.46    7.24    7.88   8.80     054

040    1.20   1.60  2.00   2.56   3.04    3.56   4.02    4.48    4.92   5.38    5.88   6.38    6.92    7.82    8.50   9.60     055
041    1.30   1.78  2.20   2.82   3.32    3.88   4.34    4.82    5.26   5.78    6.30   6.84    7.44    8.46    9.16  10.46     056
042    1.40   1.96  2.40   3.08   3.60    4.20   4.66    5.16    5.66   6.20    6.76   7.38    8.02    9.14    9.88  11.40     057
043    1.52   2.10  2.58   3.26   3.80    4.40   4.90    5.48    6.02   6.62    7.28   7.96    8.68    9.88   10.74  12.44     058
044    1.62   2.24  2.78   3.42   4.00    4.60   5.18    5.80    6.42   7.10    7.84   8.60    9.38   10.74   11.70  13.56     059

045    1.72   2.38  2.96   3.58   4.20    4.84   5.46    6.14    6.86   7.64    8.46   9.28   10.14   11.66   12.72  14.74     060
046    1.82   2.52  3.16   3.72   4.44    5.06   5.76    6.56    7.34   8.22    9.10  10.02   10.98   12.64   13.78  16.00     061
047    1.92   2.66  3.36   3.90   4.68    5.30   6.12    6.98    7.88   8.82    9.80  10.82   11.88   13.68   14.92  17.34     062
048    2.00   2.78  3.52   4.08   4.90    5.64   6.54    7.52    8.40   9.40   10.46  11.54   12.62   14.50   15.76  18.76     063
049    2.10   2.92  3.66   4.26   5.16    6.00   7.00    8.08    8.96  10.04   11.14  12.26   13.40   15.34   16.60  20.30     064

050    2.20   3.06  3.82   4.48   5.44    6.40   7.48    8.70    9.56  10.68   11.84  13.00   14.18   16.18   17.50  21.98     065
051    2.30   3.20  4.02   4.70   5.72    6.80   8.00    9.36   10.18  11.34   12.56  13.76   14.98   17.06   18.42  23.82     066
052    2.40   3.36  4.20   4.94   6.02    7.22   8.56   10.06   10.80  12.02   13.28  14.54   15.82   18.00   19.40  25.84     067
053    2.52   3.52  4.44   5.30   6.46    7.74   9.14   10.68   11.54  12.82   14.10  15.50   16.94   19.36   21.00  28.06     068
054    2.64   3.70  4.70   5.68   6.94    8.30   9.74   11.30   12.30  13.62   14.98  16.52   18.14   20.86   22.74  30.50     069

055    2.76   3.86  4.96   6.10   7.44    8.86   1.03   11.94   13.10  14.50   15.92  17.62   19.44   22.48   24.66  33.26     070
056    2.90   4.04  5.24   6.54   4.94    9.44  11.00   12.58   13.94  15.42   16.92  18.80   20.86   24.26   26.82  36.42     071
057    3.02   4.22  5.52   6.98   8.48   10.04  11.64   13.24   14.84  16.42   18.00  20.08   22.40   26.26   29.30  40.08     072
058    3.26   4.58  5.98   7.52   9.08   10.68  12.36   14.06   15.76  17.42   19.52  21.72   24.22   28.36   31.68  44.34     073
059    3.50   4.96  6.48   8.08   9.70   11.38  13.14   14.92   16.72  18.50   21.20  23.58   26.28   30.80   34.42  49.30     074

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual        Life Premiums
                          Male        Nonsmoker          ANB

                                   POLICY YEAR
ISSUE
AGE    01      02      03      04       05      06       07     08       09       10       11       12       13       14      15
-----  --      --      --      --       --      --       --     --       --       --       --       --       --       --      --
060     3.76    5.36    7.00     8.68    10.36   12.12    13.96   15.86   17.78    19.66    23.10    25.70    28.66    33.60   37.56
061     4.02    5.80    7.54     9.32    11.08   12.90    14.84   16.86   18.90    20.94    25.28    28.16    31.40    36.84   41.18
062     4.30    6.24    8.14    10.02    11.86   13.76    15.80   17.94   20.14    22.38    27.80    31.00    34.60    40.56   45.28
063     4.54    6.54    8.52    10.48    12.42   14.44    16.60   18.98   21.50    24.22    30.08    33.60    37.58    44.16   49.46
064     4.80    6.86    8.92    10.96    13.00   15.14    17.50   20.14   23.06    26.34    32.68    36.56    40.94    48.18   54.10

065     5.06    7.18    9.32    11.46    13.60   15.90    18.48   21.44   24.86    28.76    35.66    39.88    44.68    52.60   59.10
066     5.34    7.52    9.76    11.98    14.24   16.74    19.60   22.94   26.90    31.56    39.02    43.62    48.82    57.38   64.40
067     5.64    7.88   10.20    12.54    14.96   17.70    20.86   24.64   29.22    34.74    42.80    47.74    53.28    62.42   69.96
068     6.12    8.56   11.12    13.74    16.46   19.58    23.20   27.52   32.76    39.06    47.74    53.28    59.92    69.96   78.26
069     6.66    9.34   12.18    15.12    18.22   21.78    25.90   30.84   36.82    43.98    53.28    59.92    67.22    78.26   87.24

070     7.26   10.22   13.40    16.72    20.26   24.32    29.04   64.68   41.46    49.54    59.92    67.22    75.18    87.24   96.92
071     7.94   11.24   14.82    18.60    22.62   27.26    32.64   39.06   46.70    55.70    67.22    75.18    83.82    96.92  107.30
072     8.74   12.44   16.48    20.76    25.36   30.64    36.76   43.98   52.50    62.50    75.20    83.82    93.12   107030  117.60
073     9.68   13.84   18.40    23.28    28.52   34.52    41.40   49.46   58.90    69.90    83.82    93.12   103.08   117.60  130.12
074    10.76   15.46   20.64    26.16    32.12   38.86    46.56   55.50   65.88    77.94    93.12   103.08   112.98   130.12  142.56

075    12.02   17.32   23.20    29.46    36.16   43.72    52.24   62.08   73.46    86.58   103.70   113.00   125.00   142.56  155.72
076    13.48   19.46   26.12    33.18    40.66   49.04    58.24   69.20   81.60    95.84   113.00   125.02   136.96   155.72  169.56
077    15.14   21.92   29.42    37.32    45.62   54.86    65.14   76.88   90.34   105.06   125.02   136.98   149.60   169.56  184.08
078    17.06   24.70   33.08    41.86    51.04   61.14    72.36   85.10   99.02   116.24   136.98   149.62   162.90   184.08  199.30
079    19.20   27.76   37.12    46.82    56.90   67.94    80.10   93.28  109.56   127.36   149.62   162.90   176.86   199.30  215.22

080    21.60   31.16   41.52    52.20    63.20   75.20    87.80  103.22  120.04   139.10   162.92   176.88   191.48   215.22  231.84
081    24.24   34.84   46.28    58.00    69.96   82.44    97.16  113.08  131.10   151.46   176.88   191.50   206.78   231.84  249.14
082    27.10   38.84   51.42    64.20    76.70   91.20   106.44  123.52  142.76   164.46   191.50   206.80   222.74   249.14  267.14
083    30.22   43.16   56.92    70.38    84.86   99.94   116.26  134.50  155.00   178.06   206.80   222.76   239.36   267.14  285.84
084    33.58   47.78   62.40    77.86    92.98  109.14   126.60  146.02  167.82   192.28   222.76   239.38   256.64   285.84  305.22

085    37.16   52.36   69.04    85.32   101.54  118084   137.44  158.10  181.22   207.12   239.38   256.68   274.60   305.22  325.30
086    41.00   57.94   75.64    93.18   110.58  129.02   148.82  170.72  195.20   222.56   256.68   274.64   293.22   325.30  346.06
087    45.08   63.48   82.62   101.46   120.04  139.70   160.70  183.90  209.78   238.64   274.64   293.26   312.52   346.06  999.99
088    49.38   69.34   89.96   110.16   129.98  150.86   173.10  197.62  224.92   255.34   293.26   312.54   332.46   999.99  999.99
089    53.94   75.50   97.66   119.26   140.36  162.50   186.02  211.90  240.66   272.66   312.56   332.50   999.99   999.99  999.99

ISSUE          ATTND
AGE   000016+  AGE
----- -------  -----
060     55.06   075
061     61.72   076
062     69.38   077
063     78.14   078
064     88.00   079

065     98.96   080
066    111.02   081
067    124.18   082
068    138.44   083
069    153.80   084

070    170.26   085
071    187.82   086
072    206.48   087
073    226.24   088
074    247.10   089

075    269.06   090
076    292.12   091
077    316.28   092
078    341.54   093
079    367.90   094

080    395.36   095
081    423.92   096
082    453.58   097
083    484.34   098
084    516.20   099

085
086
087
088
089

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual        Life Premiums
                          Male        Nonsmoker          ANB

                                   POLICY YEAR
ISSUE
AGE    01      02      03      04       05      06       07      08      09       10       11       12       13       14      15
-----  --      --      --      --       --      --       --      --      --       --       --       --       --       --      --
090    58.74   81.98   105.74  128.80   151.18  174.64   199.46  226.72  256.98   290.60   332.52   999.99  999.99    999.99  999.99

ISSUE                 ATTND
AGE       000016+     AGE
-----     -------     -----
090

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual        Life Premiums
                          Male          Smoker           ANB

                                   POLICY YEAR
ISSUE                                                                                                                         ATTND
AGE      01       02     03     04     05     06     07     08     09     10     11     12     13     14     15   000016+     AGE
-----    --       --     --     --     --     --     --     --     --     --     --     --     --     --     --   -------     ---
000      2.79     1.02    .90    .81    .72    .66    .60    .54    .54    .54    .57    .63    .72    .81    .96    1.08      015
001      1.02      .90    .81    .72    .66    .60    .54    .54    .54    .57    .63    .72    .81    .96   1.08    1.20      016
002       .84      .81    .72    .66    .60    .54    .54    .54    .57    .63    .72    .81    .96   1.08   1.20    1.32      017
003       .72      .72    .66    .60    .54    .54    .54    .57    .63    .72    .81    .96   1.08   1.20   1.32    1.41      018
004       .66      .66    .60    .54    .54    .54    .57    .63    .72    .81    .96   1.08   1.20   1.32   1.41    1.47      019

005       .60      .60    .54    .54    .54    .57    .63    .72    .81    .96   1.08   1.20   1.32   1.41   1.47    1.53      020
006       .57      .54    .54    .54    .57    .63    .72    .81    .96   1.08   1.20   1.32   1.41   1.47   1.53    1.56      021
007       .51      054    .54    .57    .63    .72    .81    .96   1.08   1.20   1.32   1.41   1.47   1.53   1.56    1.59      022
008       .48      .54    .57    .63    .72    .81    .96   1.08   1.20   1.32   1.41   1.47   1.53   1.56   1.59    1.59      023
009       .48      057    .63    .72    .81    .96   1.08   1.20   1.32   1.41   1.47   1.53   1.56   1.59   1.59    1.59      024

010       .48      .63    .72    .81    .96   1.08   1.20   1.32   1.41   1.47   1.53   1.56   1.59   1.59   1.59    1.59      025
011       .51      .72    .81    .96   1.08   1.20   1.32   1.41   1.47   1.53   1.56   1.59   1.59   1.59   1.59    1.59      026
012       .54      .81    .96   1.08   1.20   1.32   1.41   1.47   1.53   1.56   1.59   1.59   1.59   1.59   1.59    1.59      027
013       .63      .93   1.05   1.14   1.26   1.35   1.41   1.47   1.56   1.59   1.59   1.59   1.59   1.59   1.59    1.59      028
014       .75      .99   1.11   1.20   1.29   1.35   1.41   1.44   1.59   1.59   1.59   1.59   1.59   1.59   1.59    1.62      029

015       .84     1.05   1.17   1.23   1.29   1.35   1.38   1.44   1.59   1.59   1.59   1.59   1.59   1.59   1.62    1.65      030
016       .96     1.11   1.17   1.23   1.26   1.29   1.35   1.38   1.59   1.59   1.59   1.59   1.59   1.62   1.65    1.74      031
017      1.08     1.11   1.17   1.20   1.23   1.26   1.29   1.32   1.59   4.59   1.59   1.59   1.62   1.65   1.74    1.83      032
018      1.08     1.11   1.17   1.20   1.23   1.26   1.29   1.32   1.53   1.56   1.59   1.62   1.65   1.74   1.83    1.95      033
019      1.08     1.11   1.17   1.20   1.23   1.26   1.29   1.32   1.50   1.50   1.62   1.65   1.74   1.83   1.95    2.10      034

020      1.05     1.08   1.14   1.17   1.23   1.23   1.29   1.32   1.44   1.50   1.65   1.74   1.83   1.95   2.10    2.31      035
021      1.02     1.08   1.11   1.17   1.20   1.23   1.29   1.32   1.41   1.47   1.74   1.83   1.95   2.10   2.31    2.52      036
022       .96     1.02   1.08   1.14   1.20   1.23   1.29   1.35   1.38   1.50   1.83   1.95   2.10   2.31   2.52    2.79      037
023       .96     1.02   1.11   1.17   1.23   1.26   1.35   1.38   1.50   1.65   1.95   2.10   2.31   2.52   2.79    3.09      038
024       .93     1.02   1.14   1.20   1.26   1.35   1.38   1.50   1.65   1.77   2.10   2.31   2.52   2.79   3.09    3.45      039

025       .93     1.05   1.17   1.23   1.32   1.38   1.50   1.65   1.77   1.89   2.31   2.52   2.79   3.09   3.45    3.87      040
026       .90     1.05   1.17   1.29   1.38   1.50   1.65   1.77   1.89   2.07   2.52   2.79   3.09   3.45   3.87    4.35      041
027       .90     1.05   1.23   1.35   1.50   1.65   1.77   1.89   1.98   2.28   2.79   3.09   3.45   3.87   4.35    4.86      042
028       .93     1.08   1.26   1.44   1.59   1.77   1.89   1.98   2.28   2.58   3.09   3.45   3.87   4.35   4.86    5.37      043
029       .96     1.11   1.32   1.53   1.71   1.89   1.98   2.28   2.58   2.91   3.45   3.87   4.35   4.86   5.37    5.88      044

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual        Life Premiums
                          Male          Smoker           ANB

                                   POLICY YEAR
ISSUE                                                                                                                          ATTND
AGE    01     02     03    04      05      06      07      08      09      10     11     12      13      14     15    000016+  AGE
-----  --     --     --    --      --      --      --      --      --      --     --     --      --      --     --    -------  ---
030     .99   1.17   1.41   1.62    1.86    1.98    2.28    2.58    2.91    3.24   3.87   4.35    4.86    5.37   5.88    6.42   045
031    1.05   1.23   1.50   1.77    1.98    2.28    2.58    2.91    3.24    3.57   4.35   4.86    5.37    5.88   6.42    6.99   046
032    1.14   1.32   1.62   1.95    2.28    2.58    2.91    3.24    3.57    3.93   4.86   5.37    5.88    6.42   6.99    7.56   047
033    1.17   1.38   1.71   2.07    2.46    2.79    3.21    3.57    3.93    4.44   5.31   5.82    6.36    6.99   7.56    8.16   048
034    1.23   1.47   1.80   2.22    2.64    3.06    3.54    3.93    4.44    4.92   5.76   6.30    6.90    7.53   8.16    8.79   049

035    1.29   1.53   1.89   2.37    2.85    3.36    3.90    4.44    4.92    5.43   6.21   6.81    7.38    8.13   8.76    9.51   050
036    1.35   1.62   2.01   2.55    3.12    3.69    4.29    4.89    5.43    6.00   6.69   7.29    7.92    8.76   9.48   10.29   051
037    1.44   1.74   2.13   2.76    3.39    4.05    4.68    5.31    5.94    6.57   7.17   7.80    8.46    9.45   1.02   11.13   052
038    1.53   1.92   2.40   3.12    3.78    4.47    5.10    5.76    6.42    7.05   7.68   8.34    9.06   10.14  10.98   12.12   053
039    1.65   2.16   2.67   3.48    4.17    4.89    5.55    6.24    6.90    7.56   8.22   8.94    9.69   10.86  11.82   13.20   054

040    1.80   2.40   3.00   3.84    4.56    5.34    6.03    6.72    7.38    8.07   8.82   9.57   10.38   11.73  12.75   14.40   055
041    1.95   2.67   3.30   4.23    4.98    5.82    6.51    7.23    7.89    8.67   9.45  10.26   11.16   12.69  13.74   15.69   056
042    2.10   2.94   3.60   4.62    5.40    6.30    6.99    7.74    8.49    9.30  10.14  11.07   12.03   13.71  14.82   17.10   057
043    2.28   3.15   3.87   4.89    5.70    6.60    7.35    8.22    9.03    9.93  10.92  11.94   13.02   14.82  16.11   18.66   058
044    2.43   3.36   4.17   5.13    6.00    6.90    7.77    8.70    9.63   10.65  11.76  12.90   14.07   16.11  17.55   20.34   059

045    2.58   3.57   4.44   5.37    6.30    7.26    8.19    9.21   10.29   11.46  12.69  13.92   15.21   17.49  19.08   22.11   060
046    2.73   3.78   4.74   5.58    6.66    7.59    8.64    9.84   11.01   12.33  13.65  15.03   16.47   18.96  20.67   24.00   061
047    2.88   3.99   5.04   5.85    7.02    7.95    9.18   10.47   11.82   13.23  14.70  16.23   17.82   20.52  22.38   26.01   062
048    3.00   4.17   5.28   6.12    7.35    8.46    9.81   11.28   12.60   14.10  15.69  17.31   18.93   21.75  23.64   28.14   063
049    3.15   4.38   5.49   6.39    7.74    9.00   10.50   12.12   13.44   15.06  16.71  18.39   20.10   23.01  24.90   30.45   064

050    3.30   4.59   5.73   6.72    8.16    9.60   11.22   13.05   14.34   16.02  17.76  19.50   21.27   24.27  26.25   32.97   065
051    3.45   4.80   6.03   7.05    8.58   10.20   12.00   14.04   15.27   17.01  18.84  20.64   22.47   25.59  27.63   35.73   066
052    3.60   5.04   6.30   7.41    9.03   10.83   12.84   15.09   16.20   18.03  19.92  21.81   23.73   27.00  29.10   38.76   067
053    3.78   5.28   6.66   7.95    9.69   11.61   13.71   16.02   17.31   19.23  21.15  23.25   25.41   29.04  31.50   42.09   068
054    3.96   5.55   7.05   8.52   10.41   12.45   14.61   16.95   18.45   20.43  22.47  24.78   27.21   31.29  34.11   45.75   069

055    4.14   5.79   7.44   9.15   11.16   13.29   15.54   17.91   19.65   21.75  23.88  26.43   29.16   33.72  36.99   49.89   070
056    4.35   6.06   7.86   9.81   11.91   14.16   16.50   18.87   20.91   23.13  25.38  28.20   31.29   36.39  40.23   54.63   071
057    4.53   6.33   8.28  10.47   12.72   15.06   17.46   19.86   22.26   24.63  27.00  30.12   33.60   39.39  43.95   60.12   072
058    4.89   6.87   8.97  11.28   13.62   16.02   18.54   21.09   23.64   26.13  29.28  32.58   36.33   42.54  47.52   66.51   073
059    5.25   7.44   9.72  12.12   14.55   17.07   19.71   22.38   25.08   27.75  31.80  35.67   39.42   46.20  51.63   73.95   074

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual        Life Premiums
                          Male          Smoker           ANB

                                   POLICY YEAR
ISSUE
AGE    01      02       03       04       05       06       07       08       09       10       11       12      13       14
-----  --      --       --       --       --       --       --       --       --       --       --       --      --       --
060     5.64     8.04    10.50    13.02    15.54    18018    20.94    23.79    26.67    29.49    34.65    38.55   42.99    50.40
061     6.03     8.70    11.31    13.98    16.62    19.35    22.26    25.29    28.35    31.41    37.92    42.24   47.10    55.26
062     6.45     9.36    12.21    15.03    17.79    20.64    23.70    26.91    30.21    33.57    41.70    46.50   51.90    60.84
063     6.81     9.81    12.78    15.72    18.63    21.66    24.90    28.47    32.25    36.33    45.12    50.40   56.37    66.24
064     7.20    10.29    13.38    16.44    19.50    22.71    26.25    30.21    34.59    39.51    49.02    54.84   61.41    72.27

065     7.59    10.77    13.98    17.19    20.40    23.85    27.72    32.16    37.29    43.14    53.49    59.82   67.02    78.90
066     8.01    11.28    14.64    17.97    21.36    25.11    29.40    34.41    40.35    47.34    58.53    65.43   73.23    86.07
067     8.46    11.82    15.30    18.81    22.44    26.55    31.29    36.96    43.83    52.11    64.20    71.61   79.92       93
068     9.18    12.84    16.68    20.61    24.69    29.37    34.80    41.28    49.14    58.59    71.61    79.92   89.88       63
069     9.99    14.01    18.27    22.68    27.33    32.67    38.85    46.26    55.23    65.97    79.92    89.88  100.83   104.94
                                                                                                                          117.39
070    10.89    15.33    20.10    25.08    30.39    36.48    43.56    52.02    62.19    74.31    89.88   100.83  112.77   130.86
071    11.91    16.86    22.23    27.90    33.93    40.89    48.96    58.59    70.05    83.55   100.83   112.77  125.73   145.38
072    13.11    18.66    24.72    31.14    38.04    45.96    55.14    65.97    78.75    93.75   112.80   125.73  139.68   160.95
073    14.52    20.76    27.60    34.92    42.78    51.78    62.10    74.19    88.35   104.85   125.73   139.68  154.62   176.40
074    16.14    23.19    30.96    39.24    48.18    58.29    69.84    83.25    98.82   116.91   139.68   154.62  169.47   195.18

075    18.03    25.98    34.80    44.19    54.24    65.58    78.36    93.12   110.19   129.87   154.65   169.50  187.50   213.84
076    20.22    29.19    39.18    49.77    60.99    73.56    87.63   103.80   122.40   143.76   169.50   187.53  205.44   233.58
077    22.71    32.88    44.13    55.98    68.43    82.29    97.71   115.32   135.51   157.59   187.53   205.47  224.40   254.34
078    25.59    37.05    49.62    62.79    76.56    91.71   108.54   127.65   148.53   174.36   205.47   224.43  244.35   276.12
079    28.80    41.64    55.68    70.23    85.35   101.91   120.15   139.92   164.34   191.04   224.43   244.35  265.29   298.95

080    32.40    46.74    62.28    78.30    94.80   112.80   131.70   154.83   180.06   208.65   244.38   265.32  287.22   322.83
081    36.36    52.26    69.42    87.00   104.94   123.66   145.74   169.62   196.65   227.19   265.32   287.25  310.17   347.76
082    40.65    58.26    77.13    96.30   115.05   136.80   159.66   185.28   214.14   246.69   287.25   310.20  334.11   373.17
083    45.33    64.74    85.38   105.57   127.29   149.91   174.39   201.75   232.50   267.09   310.20   334.14  359.04   400.71
084    50.37    71.67    93.60   116.79   139.47   163.71   189.90   219.03   251.73   288.42   334.14   359.07  384.96   428.76

085    55.74    78.54   103.56   127.98   152.31   178.26   206.16   237.15   271.83   310.68   359.07   385.02  411.90   457.83
086    61.50    86.91   113.46   139.77   165.87   193.53   223.23   256.08   292.80   333.84   385.02   411.96  439.83   487.95
087    67.62    95.22   123.93   152.19   180.06   209.55   241.05   275.85   314.67   357.96   411.96   439.89  468.78   519.09
088    74.07   104.01   134.94   165.24   194.97   226.29   259.65   296.43   337.38   383.01   439.89   468.81  498.69   999.99
089    80.91   113.25   146.49   178.89   210.54   243.75   279.03   317.85   360.99   408.99   468.84   498.75  999.99   999.99

ISSUE                      ATTND
AGE     15      000016+    AGE
-----   --      -------    ---
060      56.34    82.59    075
061      61.77    92.58    076
062      67.92   104.07    077
063      74.19   117.21    078
064      81.15   132.00    079

065      88.65   148.44    080
066      96.60   166.53    081
067     104.94   186.27    082
068     117.39   207.66    083
069     130.86   230.70    084

070     145.38   255.39    085
071     160.95   281.73    086
072     176.40   309.72    087
073     195.18   339.36    088
074     213.84   370.65    089

075     233.58   403.59    090
076     254.34   438.18    091
077     276.12   474.42    092
078     298.95   512.31    093
079     322.83   551.85    094

080     347.76   593.04    095
081     373.71   635.88    096
082     400.71   680.37    097
083     428.76   726.51    098
084     457.83   774.30    099

085     487.95
086     519.09
087     999.99
088     999.99
089     999.99

                             RGA REINSURANCE COMPANY

                           **ALLMERICA FINAN MAX RATES
                              Annual        Life Premiums
                          Male          Smoker           ANB

                                   POLICY YEAR
ISSUE
AGE       01      02       03       04       05       06       07       08       09       10       11       12      13       14
-----     --      --       --       --       --       --       --       --       --       --       --       --      --       --
090       88.11   122.97   158.61   193.20   226.77   261.96   299.19   340.08   385.47   435.90   498.78   999.99  999.99   999.99

ISSUE                         ATTND
AGE        15      000016+    AGE
-----      --      -------    ---
090        999.99

                              SCHEDULE IV -- LIMITS

AGE LIMITS:

                                     0 - 90

AUTOMATIC BINDING LIMITS:

       This is based on the total amount of reinsurance required for all policies on a single life.

                         STANDARD-TABLE H & FLAT               TABLE J-TABLE P & FLAT
            AGE           EXTRAS OF $20 OR LESS                    EXTRAS OVER $20
            ---          -----------------------               ----------------------
             0                  $750,000                             $ 500,000
           1 - 60              $2,250,000                            $ 500,000
          61 - 70              $1,250,000                            $ 750,000
          71 - 80               $750,000                             $ 500,000
          81 - 85        $750,000 (up to Table F)                    $ 250,000

                    SCHEDULE V -- REINSURANCE SPECIFICATIONS

FIELD NAME              FIELD DESCRIPTION
----------              -----------------
INSURED NAME            Name of the Insured (This field would include all names)
BIRTHDATE               Date of Birth of Insured (YYYYMMDD)
SEX                     Sex of Insured (M - Male, F - Female)
POLNO                   Policy Number
ORIG_ISSUE              Original Date Issued (YYYYMMDD)
REINISSUE               Issue Date, Conversion Date (YYYYMMDD)
POL_AGE                 Age Premiums are Based
STATERES                Insured State of Residence (MO - Missouri)
PLANID                  Plan Name (UL, ART, WL,.... etc.)
SRC                     Source of Business (NB-New Business, CV-Conversion)
REINSURANCE_TYPE        Reinsurance Type (Y-YRT, C-Coinsurance)
SMKCLASS                Smoker Class (E.G. NP = Nonsmoker Preferred)
ANLXB                   Age Nearest (N), Age Last (L), or Age Next (X)
TREATY_NUMBER           Ceding Company's Treaty Number
PAY_MODE                Payment Mode (M - Monthly, A - Annual, S - Semiannual)
EFFDATE                 Effective Date of Transaction (YYYYMMDD)
AUTOFAC                 Automatic/Facultative Indicator
TRANS_CODE              Type of Transaction (D-Decrease, R-Recapture, I-Renewal,...etc.)
LFOFACE                 Original Life Face Amount of Policy
LFRFACE                 Life Face Amount Ceded to RGA Re
LFMORTFCT               Life Mortality Factor (01 = Standard)
WPRFACE                 Waiver Premium Reinsurance Face Amount
ADBRFACE                Accidental Death Benefit Reinsurance Face
OTHRFACE                Other Reinsurance Face
EXPREM                  Extra Premium Per 1000 (Flat Extra: 500 = $5)
YRSTEMPF                Years of Temporary Flat Extra (10)
NAR                     Net Amount at Risk
LFPREM                  Life Premium
WPPREM                  NET Waiver Premium
ADBPREM                 NET Accidental Death Premium
OTHERPREM               NET Other Premium
FEPREM                  NET Flat Extra Premium
POLFEE                  NET Policy Fee Premium
ALLOW                   Life Premium Allowance

Second_Insr             (Second Insured Information)
JOINTPOLNO              Joint Policy Number, if applicable
INSURED NAME            Insured Name (This field would include all Names)
DOB_2                   Second Insured Date of Birth
AGE_2                   Second Insured Age
SEX_2                   Second Insured Sex
SMKCLASS_2              Smoker Code (E.G. NP = Nonsmoker Preferred)

This list is a list of what is desired, but not required information for electronic processing by our company. If you would like to submit information electronically, please contact Lisa Kattengell at (314)453-7336 to discuss specific details for data transfer.

     -   We prefer to receive data in ASCII if sent on diskette.
     - We prefer to receive transaction information monthly and inforce information quarterly.
     - If possible we would like to have a separate record for each transaction.
     - If new plans/treaty numbers are added or altered, we will need a list of their definitions, prior to the change being received.
     - Please supply a new layout with any additions or alterations to the tape layout.
     -   We also have the capabilities of receiving data by modem transfer.

                       SCHEDULE VI - SAMPLE POLICY EXHIBIT

   POLICY SUMMARY                        NUMBER OF              REINSURANCE
   CLASSIFICATION                         POLICIES                AMOUNT
   --------------                         --------                ------
   Inforce as of Last Report                 878               $410,220,973.00

   New Issues                                  2               $    516,666.00
   Reinstatements                              3               $    483,334.00
   Increases                                                   $    500,000.00
   Decreases - Still Inforce                                   $    133,332.00
   Rollover - In                               0               $          0.00

   DEDUCT BY:
           Death                               0               $          0.00
           Surrender                           1               $    250,000.00
           Lapse                               4               $  1,000,001.00
           Conversion - Out                    0               $          0.00
           Decreases - Termination             3               $    299,999.00
           Inactive - Pending                  0               $          0.00
           Not Taken                           0               $          0.00

   Inforce as of Current Report              875               $410,037,641.00

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                           SCHEDULE VII -- DEFINITIONS

ASSUME - To accept or take over a risk, the converse of cede.

AUTOMATIC REINSURANCE - A reinsurance agreement under which the Reinsurer is obligated to accept or assume risks which meet certain specific criteria based on the Ceding Company's underwriting.

CASH VALUE - The amount of money which the policy owner will receive as a refund if the policy owner cancels coverage and returns the policy to the company.

CEDE - To transfer an insurance risk from the company originally issuing the policy to another insurance company known as the Reinsurer.

CEDING COMPANY - A CEDING INSURER is an insurer which underwrites and issues an original, principal policy to an insured and contractually transfers (cedes) a portion of the risk to the Reinsurer. A CEDING REINSURER is a Reinsurer which transfers (cedes) a portion of the underlying reinsurance to a retrocessionnaire.

CONDITIONAL RECEIPT - A provision included in some life insurance policies providing coverage from the date of application to the date at which the policy is either issued or declined.

EXCESS REINSURANCE - A form of reinsurance under which recoveries are available when a given loss exceeds the Ceding Company's retention (excess of loss reinsurance) defined in this Agreement.

EXPERIENCE REFUND OR PROFIT COMMISSION - A provision found in some reinsurance agreements which provides for profit sharing. Parties agree to a formula for calculating profit, an allowance for the Reinsurer's expenses, and the Ceding Company's share of such profit after expenses.

EXTRA CONTRACTUAL OBLIGATIONS (ECO) - A generic term that, when used in a reinsurance agreement, refers to damages awarded by a court against an insurer which are outside the provisions of the insurance policy, due to the insurer's bad faith, fraud or gross negligence in the handling of a claim.

FLAT EXTRA PREMIUM - A method for rating substandard risks used when the extra risk is considered to be constant. The underwriter assesses a specific extra premium for each $1,000 of insurance. Flat extra ratings usually apply to applicants in hazardous occupations or avocations, aviation, or with certain physical impairments of a temporary nature.

INDEXING - The adjustment of the Ceding Company's retention and the reinsurance limit by a measure of inflation such as the Consumer Price Index.

MINIMUM REINSURANCE AMOUNT - The smallest cession that the Reinsurer will accept automatically. The minimum size is set to avoid the expenses associated with small cessions.

ORIGINAL POLICY(S) - Insurance contracts between the Ceding Company and the Insured(s).

POLICY RESERVE - A liability account that identifies the amount of assets that, together with the future premiums to be received from inforce policies, is expected to be sufficient to pay future claims on those inforce policies. Also called a legal reserve or a statutory reserve.

POOL - A method of allocating reinsurance among several Reinsurers. Using this method, each Reinsurer receives a specified percentage of each risk ceded into the pool. A REINSURANCE POOL is a multi-Reinsurer agreement under which each Reinsurer in the group or pool assumes a specified portion of each risk ceded to the pool.

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PREMIUM - (Written/Unearned/Earned) - WRITTEN PREMIUM is premium registered on the books of an insurer or Reinsurer at the time a policy is issued and paid. Premium for a future exposure period is said to be UNEARNED PREMIUM. For the individual policy, written premium minus unearned premium equals earned premium. EARNED PREMIUM is income for the accounting period while unearned premium will be income in a future accounting period.

PUNITIVE DAMAGES - A term that, when used in reinsurance agreements, refers to damages awarded by a court against an insured or against an insurer in addition to compensatory damages. Punitive damages are intended to punish the insured or the insurer for willful and careless misconduct and to serve as a deterrent. When the award is against an insurer, it is usually related to the conduct of the insurer in the handling of a claim.

QUOTA SHARE - A form of reinsurance in which premiums and losses are shared proportionately between the Ceding Company and the Reinsurer, in which the same percentage applies to all policies reinsured.

RATE - The premium rate is the amount of premium charged per exposure unit, e.g. per $l,000.

RECAPTURE - The process by which the Ceding Company recovers the liabilities transferred to the Reinsurer.

REINSURER - A company which contractually assumes all or part of the Ceding Company's risk.

RETENTION - The dollar amount or percentage of each loss retained by the Ceding Company under this reinsurance agreement. The Ceding Company's retention is not reinsured in any way.

RISK - Insurance on an individual life.

RISK PREMIUM REINSURANCE - Another name for Yearly Renewable Term (YRT) reinsurance. A form of reinsurance under which the risks, but not the permanent plan reserves, are transferred to the Reinsurer for a premium that varies each year with the amount at risk and the ages of the insureds. Under the YRT method, the Ceding Company will transfer the Reinsurer the mortality risk on either a net amount at risk basis or on an approximation of the net amount at risk basis.

SELF ADMINISTRATION - A reinsurance arrangement where the Ceding Company provides the Reinsurer with periodic reports for reinsurance ceded giving premium, inforce, reserve, and any other information required by the Reinsurer for financial reports. Self Administration is also known as Bulk or Bordereaux.

STANDARD GUIDELINES - The underwriting guidelines intended to be applied to all applications for insurances of the type(s) reinsured under this agreement.

SUBSTANDARD RISKS - Those insureds who, under the terms of the Ceding Company's standard guidelines, do not meet criteria for issuance at standard premium rates.

SUBSTANDARD TABLE EXTRA - Substandard table extra ratings usually apply to physically impaired lives. The rates will increased by a factor as shown in
Schedule I for each table of additional mortality.

SUM AT RISK OR NET AMOUNT AT RISK - The excess of the death benefit of a policy over the cash value.

YEARLY RENEWABLE TERM - Another name for Risk Premium Reinsurance.

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